Exhibit 10.1

BRIDGE LOAN AGREEMENT

THIS BRIDGE LOAN AGREEMENT (this “Agreement”), is entered into as of April 13, 2011, by and among American Wagering, Inc., a Nevada corporation (“Borrower”), the Guarantors (as defined herein), and William Hill Holdings Limited, a private limited company formed under the laws of England and Wales (together with its successors and permitted assigns, “Lender”).

RECITALS

WHEREAS, Borrower, William Hill Holdings Limited, a private limited company formed under the laws of England and Wales (in such capacity, “Parent”) and AW SUB CO., a Nevada corporation and an indirect wholly-owned Subsidiary of Parent (“Merger Sub”) have entered into the Acquisition Agreement, pursuant to which, subject to the terms and conditions set forth therein, Merger Sub will be merged with and into Borrower, following which Borrower shall continue as the surviving corporation and a wholly-owned subsidiary of Parent (such transaction, the “Acquisition”); and

WHEREAS, in connection with the Acquisition Agreement, Lender is willing to fund to Borrower a loan facility to repay certain Existing Debt and for working capital and other general corporate purposes, upon the terms and subject to the conditions set forth in this Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, Borrower and Lender hereby agree as follows:

1.                                       The Loans.

(a)                                  Subject to the terms and conditions of this Agreement, Lender agrees to loan to Borrower funds in an aggregated principal amount of up to Seven Million Two Hundred Fifty Thousand ($7,250,000), in installments as follows:

(i)                         a loan (the “Tranche One Loan”) on the Closing Date in the amount of $4,250,000.

(ii)                      one or more loans (each, a “Tranche Two Loan” and collectively, the “Tranche Two Loans”), in Lender’s sole discretion upon Borrower’s written request (each such request, a “Borrowing Request”); from time to time during the term of this Agreement in an aggregate principal amount not to exceed $3,000,000; provided that each Borrowing Request must specify the date and amount of such proposed borrowing and must be received by Lender no later than noon (PT) one Business Day prior to the date of such proposed borrowing.

(b)                                 On the requested date for borrowing of a Loan, if all conditions to the making of such Loan as set forth in Section 5(a) or 5(b), as applicable, and Section 5(c) have been satisfied, and, with respect to any Tranche Two Loan, if Lender, in its sole discretion, has elected to make such Loan, Lender will deliver to Borrower no later than noon (PT) the proceeds of the requested Loan in immediately available funds via wire transfer to the account designated by Borrower in its written request for such borrowing.

(c)                                  The Loans made by Lender shall be evidenced by one or more accounts or records maintained by Lender in the ordinary course of business.  The accounts or records maintained by Lender shall be conclusive absent manifest error of the amount of the Loans made by Lender to Borrower and the interest and payments thereon.  Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of Borrower hereunder to pay any amount owing with respect to the Obligations.  Lender will provide to Borrower a monthly statement of Loans, payments, and other transactions pursuant to this Agreement.  Such statement shall be deemed correct, accurate, and binding on Borrower and as an account stated, unless Borrower notifies Lender in writing to the contrary within thirty (30) days after such statement is rendered.  In the event a timely written notice of objections is given by Borrower, only the items to which exception is expressly made will be considered to be disputed by Borrower.

2.                                       Interest.

(a)                                  Subject to the provisions of subsection (b) below, the outstanding principal amount of the Loans shall bear interest from the date of funding thereof through, but excluding, the repayment date thereof, at the rate of 12.5% per annum.  Interest only shall compound quarterly in arrears on March 31, June 30, September 30, and December 31 of each year, and shall be payable in kind in accordance with the terms of the Notes.

(b)                                 If any Event of Default (as hereinafter defined) occurs and is continuing, then, from the date such Event of Default occurs until the earlier of (x) the date when such Event of Default is cured, waived or otherwise ceases to exist, and (y) the date when all Obligations (other than contingent indemnification obligations for which no claim has been asserted) are paid and performed in full, as the case may be, the outstanding principal amount of the Loans shall bear interest at the rate that is 2.0% per annum in excess of the interest rate otherwise applicable pursuant to subsection (a).  Such accrued and unpaid default interest shall be due and payable in cash upon demand.

(c)                                  Interest charges shall be calculated on the basis of a 360-day year and actual days elapsed.  Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

3.                                       Payment; Prepayment.

(a)                                  Borrower hereby agrees to pay to Lender the Outstanding Balance of the Loans, together with any accrued and unpaid interest thereon (to the extent not otherwise added to the principal amount of the Loans) at the rate set forth in Section 2, on the Maturity Date.  All payments in respect hereof shall be made to Lender at its address set forth in Section 19 below or such other place as may be designated in writing by Lender for such purpose, and all payments shall be made in lawful currency of the United States in immediately available funds, except as otherwise provided in Section 2.  If any payment due under this Agreement or the Notes shall be due on a day that is not a Business Day, then such payment shall be made on the next succeeding Business Day.

(b)                                 At any time on or after a Prepayment Event, the occurrence of the NGC Failure Date, or as set forth in Section 26(c), Borrower may, at its option, prepay all, or any part of, the Outstanding Balance of the Loans by paying to Lender an amount equal to the principal amount of the Notes to be prepaid, plus all accrued but unpaid interest thereon through, but excluding, the prepayment date.  Borrower will give Lender written notice of each optional prepayment under this Section 3(b) not less than 5 and not more than 45 days prior to the date fixed for such prepayment.  Each such notice shall specify such date, the portion of the Outstanding Balance of each Note to be prepaid on such date, and interest to be paid on the prepayment date with respect to such principal amount being prepaid.  Other than as expressly set forth in this Section 3(b), Section 26(c) and Section 5 of the Notes, the Loans shall not be subject to optional prepayment or redemption prior to the Maturity Date.

4.                                       Optional Redemption.  The Loans shall be subject to redemption as set forth in Section 5 of the Notes.

5.                                       Conditions Precedent.  Lender will not entertain any request for Loans unless the following conditions precedent have been satisfied as determined by Lender:

(a)                                  Conditions Precedent to Tranche One Loan.  The making of the Tranche One Loan shall be subject to the satisfaction, as reasonably determined by Lender, of the following conditions:

(i)                         Lender’s receipt of the following, each in form and substance reasonably satisfactory to Lender:

(1)                                  an executed counterpart of this Agreement;

(2)                                  an executed counterpart of the Pledge Agreement in the form attached hereto as Exhibit B;

(3)                                  an executed counterpart of the Security Agreement in the form attached hereto as Exhibit C;

(4)                                  an executed Note in favor of Lender in the form attached hereto as Exhibit A;

(5)                                  an executed copy of the Acquisition Agreement;

(6)                                  such certificates of resolutions or other corporate or limited liability company action, incumbency certificates and/or other certificates of officers of each Loan Party as Lender may reasonably require evidencing the identity, authority and capacity of each officer thereof authorized to act in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

(7)                                  a favorable written opinion of counsel for the Loan Parties dated the date hereof, addressed to Lender and covering such matters relating to the Loan Documents and the Transaction as Lender shall reasonably request;

(8)                                  a certificate of an authorized officer of Borrower certifying that the conditions set forth in clauses 5(c)(i), 5(c)(ii) and 5(c)(iii) below have been satisfied;

(9)                                  such documents and certifications as Lender may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in the State of Nevada and has all required licenses and approvals under Gaming Laws;

(10)                            a certificate signed by the Principal Financial Officer or the treasurer of Borrower attesting that Borrower is, and the Loan Parties on a consolidated basis are, Solvent before and after giving effect to the Transaction;

(11)                            an executed counterpart of any Intellectual Property Security Agreement (as defined in the Security Agreement) required pursuant to Section 5(m) of the Security Agreement;

(12)                            evidence that the loans outstanding under the Existing Debt Agreement have been, or concurrently with the Closing Date are being, repaid in full and the Existing Debt Agreements have been, or concurrently with the Closing Date are being, terminated and all Liens securing obligations under the Existing Debt Agreement have been or concurrently with the Closing Date are being released;

(13)                            a certificate of an authorized officer of Borrower attaching copies of all consents and approvals required from Nevada State Bank pursuant to the Nevada State Bank Loan Documents in connection with the execution, delivery and performance by each Loan Party and the validity against each Loan Party of the Loan Documents to which it is a party, and certifying that such consents and approvals are in full force and effect as of the Closing Date;

(14)                            a certificate of an authorized officer of Borrower attaching evidence that the holders of the majority of issued and outstanding shares of Borrower have duly approved the Acquisition;

(15)                            such other assurances, certificates or documents as Lender may reasonably require; and

(ii)                      All Liens and security interests granted pursuant to the Loan Documents shall be perfected concurrently with the funding of the Tranche One Loan to the extent required herein or under the Security Agreement or the Pledge Agreement and shall be subject to no other Liens or security interests (whether junior, equal or senior in priority) other than Permitted Liens.

(b)                                 Conditions Precedent to Tranche Two Loans.  The making of each Tranche Two Loan shall be subject to the satisfaction, as reasonably determined by Lender, of the following conditions:

(i)                         Lender’s receipt of the following, each in form and substance reasonably satisfactory to Lender:

(1)                                  an executed Note in favor of Lender in the form attached hereto as Exhibit A;

(2)                                  a certificate of an authorized officer of Borrower stating that the conditions set forth in clauses 5(c)(i), 5(c)(ii) and 5(c)(iii) below have been satisfied; and

(3)                                  a proposed spending budget relating to the proceeds of the Loan being requested.

(c)                                  Conditions Precedent to all Loans.

(i)                         The representations and warranties of each Loan Party contained in each Loan Document, shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of the date of such Loan except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date;

(ii)                      No event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default (a “Default”), shall have occurred and be continuing, or would result from such proposed Loan or from the application of the proceeds thereof; and

(iii)                   Since January 31, 2010, no Material Adverse Effect shall have occurred.

6.                                       Conversion.  The Loans are convertible into Conversion Shares (as defined in the Notes) of Borrower in accordance with Section 3 of the Notes.

7.                                       Representations and Warranties of Loan Parties.  Each Loan Party hereby represents and warrants to Lender that:

(a)                                  Such Loan Party has all requisite power and authority and is duly authorized to execute, deliver and perform its obligations under this Agreement and the other Loan Documents to which it is a party, without the consent, approval, license, authorization of, or notice to (other than those that have been obtained or delivered, as applicable, and other than the NGC Approvals), any governmental entity or regulatory authority.

(b)                                 Such Loan Party is duly organized and validly existing under the laws of the State of Nevada, and is in good standing and qualified to do business in each state in which the nature of its business or property so requires.

(c)                                  The execution, delivery, and performance of this Agreement and compliance with the terms, conditions and provisions hereof and the other Loan Documents to which it is a party are not prohibited or restricted under such Loan Party’s articles or certificate of incorporation, by-laws, or other organizational or charter documents.  The execution, delivery, and performance of this Agreement and the other Loan Documents to which it is a party and the transactions contemplated hereby and thereby (i) subject to receipt of the NGC Approvals, do not conflict with or result in any material breach or contravention of any applicable law, regulation, judicial order, or decree (each, a “Requirement of Law”) to which such Loan Party is subject and (ii) do not violate, conflict with, constitute a default or event of default under, or result in any rights to accelerate or modify any obligations under any agreement, instrument, lease, mortgage, or indenture to which such Loan Party is a party or subject, or to which any of its assets are subject.

(d)                                 This Agreement and the other Loan Documents to which it is a party have been duly executed and delivered by such Loan Party and constitute a valid and legally binding obligation of such Loan Party, enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws relating to or affecting generally the enforcement of creditors’ rights and by equitable principles of general applicability (regardless of whether such enforceability is considered in a proceeding in equity or at law), subject to receipt of the NGC Approvals and the Gaming Approvals;

(e)                                  The Liens and security interests granted in and to the Collateral pursuant to and in accordance with the terms and provisions of the Loan Documents constitute present, valid, binding, and enforceable perfected first priority security interests as collateral security for the Obligations to the extent required under the Loan Documents and are subject to no other Liens or security interests (whether junior, equal or senior in priority), except for Permitted Liens.

(f)                                    Borrower has made all filings required pursuant to the Securities Exchange Act of 1934 with the Securities Exchange Commission and all required filings relating to its listing on the NASDAQ OTC Bulletin Board.

(g)                                 Each Loan Party and its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all material property necessary or used in the ordinary conduct of its business.  The property of Borrower and the other Loan Parties is subject to no Liens, security interests or other encumbrances, other than Liens and security interests in favor of Lender and other than Permitted Liens.

(h)                                 The Loan Parties and their Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other person or entity.  To the best knowledge of the Loan Parties, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Loan Party or any of their Subsidiaries infringes upon any rights held by any other person or entity.

(i)                                     As of the date hereof, each Loan Party has no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 7(i), and all of the outstanding equity interests in such Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by a Loan Party or a Subsidiary in the amounts specified on Part (a) of Schedule 7(i) free and clear of all Liens except those created under the Loan Documents. Each Loan Party has, as of the date hereof, no equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 7(i). All of the outstanding Equity Interests in Borrower have been validly issued, are fully paid and non-assessable and are free and clear of all Liens other than Permitted Liens.

(j)                                     The properties of the Loan Parties and their Subsidiaries are insured with financially sound and reputable insurance companies not affiliates of any Loan Party, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where such Loan Party or the applicable Subsidiary operates.

(k)                                  Environmental Compliance

(i)                         All facilities and real property (including underlying groundwater) owned, operated or leased by each Loan Party and each of their respective Subsidiaries are in compliance with all Environmental Laws, except for such noncompliance as would not reasonably be expected to result in a Material Adverse Effect.

(ii)                      There are no pending or, to the best knowledge of any Loan Party, threatened Environmental Claims against any Loan Party or any of their respective Subsidiaries, except for such Environmental Claims that are not reasonably likely, either singly or in the aggregate, to result in a Material Adverse Effect.

(iii)                   All use, storage, discharge and disposal of Hazardous Materials on all facilities and real property owned, operated or leased by each Loan Party have been conducted in a manner which is in material compliance with all applicable Environmental Laws, except for any such use, storage, discharge or disposal which, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

(iv)                  Each Loan Party and each of their respective Subsidiaries have been issued and are in compliance with all permits, certificates, approvals, licenses and other authorizations required under Environmental Laws that are necessary for the operation of their businesses as currently conducted, except to the extent that the failure to have or comply with such permits, certificates, approvals, licenses and other authorizations would not be reasonably likely to have a Material Adverse Effect.

(v)                     No real property now or, to the best knowledge of any Loan Party, previously owned, operated or leased by any Loan Party or any of their respective Subsidiaries is listed or proposed for listing on the National Priorities List pursuant to CERCLA or any similar state law, or, to the best knowledge of any Loan Party, is on the CERCLIS or on any similar state list of sites requiring investigation or clean-up, except, in each case, for any such listing or proposed listing that, singly or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

(vi)                  To the best knowledge of any Loan Party, no Loan Party nor any of their respective Subsidiaries has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, or which is the subject of Federal, state or local enforcement actions or other investigations which may lead to Environmental Claims against such Loan Party or Subsidiary except, in each case, to the extent that any of the foregoing would not reasonably be expected to have a Material Adverse Effect.

(l)                                     ERISA Compliance.

(i)                         Except as would not reasonably be expected to result in a Material Adverse Effect, each Plan is in compliance in all respects with the applicable provisions of ERISA, the Code and other applicable federal or state law. To the best knowledge of any Loan Party, nothing has occurred which would reasonably be expected to cause any Pension Plan which is intended to qualify under Section 401(a) of the Code to fail to be so qualified. Each of the Loan Parties and each of their respective ERISA Affiliates has made all required contributions to any Pension Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made by the Loan Party or any ERISA Affiliate within the last five years with respect to any Pension Plan.

(ii)                      There are no pending or, to the best knowledge of any Loan Party, threatened claims, actions or lawsuits, or actions by any governmental authority, with respect to any Plan which has resulted or would reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction for which an exemption is not applicable or applied for or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or would reasonably be expected to result in a Material Adverse Effect.

(iii)                   (A) No ERISA Event has occurred or is reasonably expected to occur that would reasonably be expected to have a Material Adverse Effect; (B) no contribution failure has occurred with respect to a Pension Plan sufficient to give rise to a Lien under Section 303(k) of ERISA; and (iii) neither any Loan Party nor any of their respective ERISA Affiliates has incurred, or reasonably expects to incur, any material liability to the PBGC, apart from PBGC premiums due but not yet delinquent under Section 4007 of ERISA, under Title IV of ERISA with respect to any Pension Plan.

(m)                               Subject to receipt of the NGC Approvals and Gaming Approvals, no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any governmental authority or any other person or entity is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of any Loan Document.

(n)                                 Each Loan Party has in effect all material rights, privileges, permits, licenses, franchises and approvals (collectively, “Permits”) necessary or desirable in the normal conduct of its business, and there has occurred no material violation of, default (with or without notice or lapse of time or both) under or event giving to others any right of revocation, non-renewal, adverse modification or cancellation of, with or without notice or lapse of time or both, any such Permit.  Each Loan Party is in material compliance with all applicable Requirements of Law.

(o)                                 Except as disclosed to Lender prior to the date hereof, there are no actions, suits, proceedings, claims or disputes pending or, to the best knowledge of such Loan Party after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any governmental authority, by or against such Loan Party or any of its Subsidiaries or against any of its properties or revenues;

(p)                                 Such Loan Party is not in default under or with respect to any material contractual obligation.  No Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document;

(q)                                 Except as set forth on Schedule 7(q), Borrower and its Subsidiaries have filed all federal, state and other material tax returns and reports required to be filed, and have paid all federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with generally accepted accounting principles (“GAAP”).  To the best knowledge of Borrower, there is no proposed tax assessment against Borrower or any of its Subsidiaries.  No Loan Party is party to any tax sharing agreement.

(r)                                    Such Loan Party is not engaged and such Loan Party will not engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying margin stock. Following the application of the proceeds of each Loan, not more than 25% of the value of the assets (either of Borrower only or of Borrower and its Subsidiaries on a consolidated basis) will be Margin Stock.

(s)                                  None of Borrower, any person controlling Borrower, or any Subsidiary of Borrower is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

(t)                                    The Loan Parties have disclosed to Lender all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.  No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, such Loan Party represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time; it being understood that projections by their nature are uncertain and no assurance is being given that the results reflected in such projections will be achieved.  All financial statements furnished to Lender accurately reflect the financial condition and operations of the Loan Parties at the times and for the periods indicated in those statements. All such financial statements show all material indebtedness and other liabilities, direct or contingent, of Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes and material commitments.

(u)                                 The Borrower is, and the Loan Parties on a consolidated basis are, Solvent.

8.                                       Affirmative Covenants.  For so long as any Obligations (other than contingent indemnification obligations for which no claim has been made) remain outstanding or unsatisfied, and so long as Lender’s obligation to make Loans hereunder has not expired or been terminated, each Loan Party shall, and shall cause its Subsidiaries to:

(a)                                  Pay or cause to be paid promptly all material taxes and assessments when due, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP, and all lawful claims which, if unpaid, would by law become a lien upon its property;

(b)                                 Deliver to Lender:

(i)                         Notice of the filing of any documents filed with the SEC, promptly, but in any event within two (2) Business Days, after the filing thereof;

(ii)                      Within twenty (20) Business Days after the end of each month, a balance sheet, cash flow, profit and loss statement and reconcilement of surplus of the Loan parties;

(iii)                   [Reserved]

(iv)                  promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt or equity securities of Borrower;

(v)                     promptly, but in any event within two (2) Business Days, after learning thereof, notice of

(1)                                  any litigation commenced or claim asserted against such Loan Party or any of its Subsidiaries involving an amount in excess of $25,000, including pursuant to any applicable Environmental Laws;

(2)                                  of the occurrence of any ERISA Event;

(3)                                  the occurrence of any Default or Event of Default;

(4)                                  any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect;

(5)                                  any obligation of a Loan Party or any of its Subsidiaries to increase its Cash Reserve Requirement.

Each notice pursuant to this subsection shall be accompanied by a statement of an officer of Borrower setting forth details of the occurrence referred to therein and stating what action Borrower has taken and proposes to take with respect thereto.  Each notice pursuant to clause (3) above shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached;

(vi)                  promptly, but in any event within two (2) Business Days after learning thereof, if, to the knowledge of Borrower (which knowledge shall include but not be limited to preparation or receipt of any forecast or projection prepared by or for management of Borrower or any affiliate of Borrower), Borrower’s available cash is insufficient to meet its projected obligations for the next succeeding 30 calendar days;

(vii)               promptly, but in any event within two (2) Business Days, such additional information regarding the business, financial or corporate affairs of any Loan Party or any of its Subsidiaries, or compliance with the terms of the Loan Documents, as Lender may from time to time reasonably request, but in any event excluding information that is subject to attorney-client privilege.

(c)                                  (i) Preserve, renew and maintain in full force and effect its legal existence and good standing under the laws of the jurisdiction of its organization; (ii) take all reasonable action to maintain all material Permits necessary or desirable in the normal conduct of its business; and (iii) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation or non-renewal of which could reasonably be expected to have a Material Adverse Effect.

(d)                                 Maintain, preserve and protect all of its properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear and casualty excepted, and make all necessary repairs thereto and renewals and replacements thereof, except in each case where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(e)                                  Maintain with financially sound and reputable insurance companies not affiliates of Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by persons or entities engaged in the same or similar business and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other persons or entities.  Such insurance shall be in such minimum amounts that no Loan Party shall be deemed a co-insurer under applicable insurance laws, regulations and policies and otherwise shall be in such amounts, contain such terms, be in such forms and before such periods as may be reasonably satisfactory to Lender.  Without limiting the foregoing, each Loan Party shall (i) keep all of its physical property insured with casualty or physical hazard insurance on an “all risks” basis, with broad form flood and earthquake coverages and electronic data processing coverage, with a full replacement cost endorsement and an “agreed amount” clause in an amount equal to 100% of the full replacement cost of such property; (ii) maintain all such workers’ compensation or similar insurance as may be required by law; and (iii) maintain, in amounts and with deductibles equal to those generally maintained by businesses engaged in similar activities in similar geographic areas, general public liability insurance against claims of bodily injury, death or property damage occurring, on, in or about the properties of such Loan Party; business interruption insurance; and product liability insurance.

(f)                                    Use and operate all of its facilities and real properties in compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations required by Environmental Laws for the operation of the Loan Parties’ business in effect and remain in material compliance therewith, and handle all Hazardous Materials in compliance with all applicable Environmental Laws except in each case for any of the foregoing where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(g)                                 Promptly notify Lender and provide copies to Lender of all written Environmental Claims, and act in a commercially reasonable fashion to address such Environmental Claims, including Environmental Claims that allege that Borrower or any of its Subsidiaries is not in compliance with Environmental Laws, except for Environmental Claims that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(h)                                 Comply (i) in all material respects with all Nevada Gaming Laws applicable to it or to its business or property and (ii) in all respects with all other Requirements of Law applicable to it or to its business or property, except where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or in such instances in which such Requirement of Law is being contested in good faith by appropriate proceedings diligently conducted.

(i)                                     Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of Borrower or such Subsidiary, as the case may be; and maintain such books of record and account in material conformity with all applicable requirements of any governmental authority having regulatory jurisdiction over Borrower or such Subsidiary, as the case may be.

(j)                                     Subject to applicable Gaming Laws, permit representatives and independent contractors of Lender, at Lender’s expense, to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants (but giving Borrower a reasonable opportunity to be present), all at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to such Loan Party; provided, however, that when an Event of Default has occurred and is continuing Lender (or any of its representatives or independent contractors) may do any of the foregoing at any time during normal business hours and without advance notice.

(k)                                  Use the proceeds of the Tranche One Loan solely for the purposes set forth on Schedule 8(k), and use the proceeds of the Tranche Two Loans solely for the purposes described in each Proceeds Budget delivered to Lender in connection with such Loans and in any event not in contravention of any Requirement of Law or of any Loan Document.

(l)                                     At Borrower’s expense, execute and deliver, or cause to be executed and delivered, to Lender such documents and agreements, and shall take or cause to be taken such actions, as Lender may, from time to time, reasonably require to carry out the terms and conditions of this Agreement and the other Loan Documents; provided, that unless an Event of Default has occurred and is continuing, Borrower shall not be obligated to pay for or reimburse Lender for the fees of legal counsel to Lender (but, for the avoidance of doubt, Borrower shall be obligated to pay for or reimburse Lender for all reasonable out-of-pocket expenses incurred by Lender or its legal counsel) in connection with any of the foregoing.

(m)                               (i)  If, prior to the occurrence of (w) the NGC Failure Date, if Lender has exercised its option described in the definition of “Maturity Date” with respect thereto, (x) termination of the Acquisition Agreement pursuant to Section 7.1(b)(ii) of the Acquisition Agreement, (y) a Prepayment Event or (z) Lender’s disqualification as set forth in Section 26(c), Borrower or any of its Subsidiaries desires to incur any Indebtedness for borrowed money (including, for the avoidance of doubt, any Permitted Refinancing thereof) (any such incurrence, a “Financing”) and shall have received a bona fide arms’-length written proposal (a “Bona Fide Proposal”) from a Person other than an affiliate or Associate of Borrower or any of its Subsidiaries (the “Offeror”; provided, that in the case of a Permitted Refinancing of Indebtedness then held by an affiliate or Associate of Borrower or any of its Subsidiaries, such Person may be the Offeror) with respect to such Financing, Borrower shall give written notice (the “Option Notice”) to Lender indicating such Borrower’s or such Subsidiary’s interest in pursuing such Financing and setting forth the material terms of such Financing, including, without limitation, the name and address of the Offeror, the type of financing arrangement and, if applicable, the security being offered, any special corporate governance or other protective rights to be granted to the Offeror, and the interest, dividend or other yield rate (but not agency fees) of the proposed Financing contained in the Bona Fide Proposal and shall be accompanied by a copy of the Bona Fide Proposal (but excluding, for the avoidance of doubt, any agency fee arrangements related thereto) and, in the case where the Offeror is not a recognized financing provider, evidence demonstrating, to the reasonable satisfaction of Lender, the Offeror’s ability to consummate such transaction.  Upon the giving of such Option Notice, Lender or any of its affiliates shall have the option (the “Financing Option”), upon the same or better terms and conditions to those set forth in the Bona Fide Proposal, to provide all, but not less than all (unless otherwise agreed upon by Borrower in its sole discretion) of the Financing specified in the Option Notice, with said Financing Option to be exercised within ten (10) Business Days following the giving of such Option Notice, by giving an irrevocable counter-notice (a “Counter-Notice”) to Borrower.

(ii)  Subject to clause (iii) of this Section 8(m), if Lender or any of its affiliates (provided that any such affiliates shall have cash and cash equivalents in an aggregate amount at least equal to the loan amount set forth in the Bona Fide Proposal; each such affiliate, an “Eligible Affiliate” and collectively, “Eligible Affiliates”) elect to provide such Financing (each, an “Electing Person”), each such Electing Person shall be obligated to consummate such Financing at a closing to be held on the thirtieth (30th) Business Day after the giving of the Counter-Notice by such Electing Person at the principal executive offices of Borrower, or at such other time and place as may be mutually acceptable to each Electing Person and Borrower.  The closing of any such Financing by an Electing Person, at the election of any such Person, may be delayed up to fifteen (15) Business Days in order to permit such Financing to be made in conformity with applicable laws.

(iii)  If Lender or any its Eligible Affiliates elect not to provide all of the Financing subject to the Bona Fide Proposal within the ten (10) Business Day period specified above, then the right of Lender or its Eligible Affiliates to provide the Financing shall be deemed revoked and Borrower or such Subsidiary, at any time within a period of 90 days from the date of the delivery of the Option Notice to Lender, may obtain all (but not less than all) of the Financing from the Offeror upon the terms and subject to the conditions that are substantially the same as or better than those contained in the Bona Fide Proposal; provided, that the material terms agreed to with such Offeror are no more favorable to such Offeror than the terms set forth in the Option Notice; provided, further, that any such Financing shall again be subject to this Section 8(m) if not consummated prior to the end of said 90-day period.

(iv)  If, in any instance, Lender or any of its Eligible Affiliates elects not to exercise its rights hereunder or elects to waive such rights, such election shall not constitute a waiver of such Person’s rights to receive an Option Notice in the case of any Financing subsequently proposed by Borrower or any of its Subsidiaries.

(v)  The provisions of this Section 8(m) are in addition to (and not in derogation of) the restrictions upon Indebtedness set forth in Section 9(b) hereof.

(n)                                 Post-Closing Matters.  Each of Borrower and the other Loan Parties shall

(i)                         use its commercially reasonable efforts to make all filings with and submissions to, and to obtain, as promptly as practicable, all consents, licenses, permits, waivers, approvals, authorizations or orders of or from the Nevada Gaming Authorities as may be required under applicable Gaming Laws to be obtained by Borrower or any other Loan Party for or in connection with the authorization, execution and delivery of this Agreement, the effectiveness of any provision of this Agreement and the consummation of the transactions contemplated hereby, and to comply with the terms and conditions of any such consent, license, permit, waiver, approval, authorization or order.  Without limiting the generality of the foregoing, (i) Borrower and the other Loan Parties shall take all steps necessary to apply for approval from the Nevada Gaming Authorities of all restrictions on transfer and agreements not to encumber the stock or other equity securities of any of the Loan Parties or any Subsidiary thereof which are licensed by or registered with the Nevada Gaming Authorities, within five (5) Business Days after the date of execution of this Agreement and shall use their commercially reasonable efforts to obtain such approval no later than twenty (20) Business Days after the date of filing of such application with the Chairman of the Nevada State Gaming Control Board; (ii) Borrower and the other Loan Parties shall file, as promptly as practicable but in no event more than ten (10) Business Days after the date of execution of this Agreement, all applications required in connection with obtaining approval from the Nevada Gaming Authorities of the pledge of Pledged Equity (as defined in the Pledge Agreement) of any Loan Party or any Subsidiary thereof which is licensed by or registered with the Nevada Gaming Authorities, shall act diligently and promptly to pursue and obtain all such approvals, and shall use its commercially reasonable efforts to obtain all such approvals no later than one hundred twenty (120) days after the date of execution of this Agreement (the “Outside Date”); and (iii) immediately upon receipt of any approvals referenced in subparagraphs (i) and (ii), Borrower shall furnish copies thereof to Lender.  If the pledge approvals referenced in clause (ii) above have not been obtained by the Outside Date, so long as Borrower is working diligently and in good faith to obtain such approvals as of the Outside Date, Borrower may elect to extend the date by which such approvals shall be obtained until sixty (60) days after the Outside Date (such date, the “NGC Final Date”).

(ii)                      within thirty (30) days after the date of execution of this Agreement, at the expense of Borrower (provided, that unless an Event of Default has occurred and is continuing, Borrower shall not be obligated to pay for or reimburse Lender for the fees of legal counsel to Lender (but, for the avoidance of doubt, Borrower shall be obligated to pay for or reimburse Lender for all reasonable out-of-pocket expenses incurred by Lender or its legal counsel) in connection therewith), use commercially reasonable efforts to cause the financial institution at which the AWI Concentration Account is maintained to deliver to Lender a written agreement in form and substance reasonably satisfactory to Lender pursuant to which such financial institution agrees to comply with the instructions originated by Lender directing the disposition of funds in any such account without the further consent of such Loan Party; provided however that Lender shall not originate any such instructions unless an Event of Default has occurred and is continuing.

9.                                       Negative Covenants.  For so long as any Obligations (other than contingent indemnification obligations for which no claim has been made) remain outstanding or unsatisfied, and so long as Lender’s obligation to make Loans hereunder has not expired or been terminated, no Loan Party shall, nor shall it permit any Subsidiary to:

(a)                                  Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than in favor of Lender, except for Permitted Liens (subject, solely with respect to the equity securities of any Loan Party for which such approval is required, to receipt of the approval described in clause (b) of Annex 1 of the NGC Approvals).

(b)                                 Incur or suffer to exist any Indebtedness, other than Permitted Indebtedness.

(c)                                  Make any Investment, other than Permitted Investments.

(d)                                 Merge or consolidate with or into another person or entity, or liquidate or dissolve, or (subject, solely with respect to the equity securities of any Loan Party for which such approval is required, to receipt of the approval described in clause (b) of Annex 1 of the NGC Approvals) sell or otherwise dispose of (whether in one transaction or in a series of transactions) any Collateral or all or substantially all of its other assets (whether now owned or hereafter acquired) to or in favor of any person or entity, other than Permitted Dispositions.

(e)                                  Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that (i) any Subsidiary may make a Restricted Payment to Borrower, (ii) the Borrower’s preferred stock outstanding on the date hereof may continue to accrue interest or dividends in the aggregate amounts and at the intervals required by the terms of its preferred stock as in effect on the date hereof, and (iii) so long as no default or Event of Default shall have occurred and be continuing, (x) Victor Salerno may cash dividend checks (received prior to the date of this Agreement in connection with his ownership of preferred stock) in an amount equal to $80,000 (or such amount as may be permitted pursuant to the Acquisition Agreement), and (y) Borrower may declare and pay cash dividends on its outstanding preferred stock to Judith Zimbelmann in her capacity as a holder of such preferred stock, in aggregate amounts and at intervals to the extent required by the terms of such preferred stock as in effect on the date hereof (provided, however, that any payments required by the terms of such preferred stock as in effect on the date hereof that are deferred or otherwise blocked as a result of this Section 9(e)(iii)(y) shall continue to accrue and shall be allowed to be paid at such time as such Event of Default is waived, cured, or otherwise ceases to exist).

(f)                                    Engage in any material line of business substantially different from those lines of business conducted by Borrower and its Subsidiaries on the date hereof or any business substantially related or incidental thereto.

(g)                                 Except as set forth in Schedule 9(g), enter into any transaction of any kind with any affiliate of any Loan Party, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to Borrower or such Subsidiary as would be obtainable by Borrower or such Subsidiary at the time in a comparable arm’s length transaction with a person or entity other than an affiliate; provided, for the avoidance of doubt, that the Borrower and its Subsidiaries may (i) in the ordinary course of business, enter into amendments, amendments and restatements, supplements and other modifications to affiliate agreements existing on the Closing Date (which agreements have been disclosed to Lender prior to the Closing Date) so long as no such amendment, amendment and restatement, supplement or other modification is adverse to Lender and (ii) repay in full all liabilities, obligations and other Indebtedness arising under, and terminate, the Kocienski Reimbursement Arrangement.

(h)                                 Enter into any contractual obligation (other than this Agreement or any other Loan Document) that limits the ability (1) of any Subsidiary to make Restricted Payments to Borrower or any other Loan Party or to otherwise transfer property to Borrower or any other Loan Party, (2) of any Subsidiary to guarantee the Indebtedness of Borrower to Lender or (3) of Borrower or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such person or entity in favor of Lender; except (i) any provision in any document or instrument governing secured Permitted Indebtedness that limits the ability of the debtor to encumber or dispose of the assets securing such Indebtedness, (ii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest, (iii) customary restrictions and conditions contained in agreements relating to the sale of assets permitted hereunder provided that such restrictions are limited to the assets being sold, and (iv) licenses and contracts entered into in the ordinary course of business which by their terms prohibit the assignment of such agreements (to the extent such prohibition is enforceable by law) or the granting of Liens on the rights contained therein.

(i)                                     Use the proceeds of any Loan, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund Indebtedness originally incurred for such purpose.

(j)                                     (i) Prepay, redeem, defease, purchase or otherwise retire the principal amount, in whole or in part, of any Indebtedness other than the Obligations prior to the due date thereof, except as set forth on Schedule 8(k) or as otherwise consented to by Lender in its sole discretion, or (ii) modify any document evidencing any Indebtedness (other than the Obligations) to increase the interest rate thereunder, accelerate the due date of any payments thereunder, or accelerate the maturity date of such Indebtedness.

(k)                                  Form or acquire any Subsidiary after the Closing Date.

(l)                                     (i) So long as no Prepayment Event has occurred, subdivide the outstanding shares of Common Stock, (ii) combine the outstanding shares of Common Stock into a smaller number of shares, or (iii) issue by reclassification of the shares of Common Stock any shares of capital stock of Borrower, or (iv) issue any shares of Common Stock or any rights, warrants, options or other securities convertible into or exchangeable for shares of Common Stock, or any additional equity securities (or securities convertible into equity securities), or (v) offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or any other right, or effect any capital reorganization or reclassification of the Common Stock, unless prior to or concurrently with such transaction Borrower and Lender have mutually in good faith agreed to anti-dilution protection applicable to the conversion rights under Section 3 of the Note.

10.                                 Indemnification; Borrower to Reimburse Lender’s Expenses.

(a)                                  [Reserved].

(b)                                 Borrower shall indemnify and hold harmless Lender and its members, directors, officers, employees, agents and advisors (each of the foregoing being called an “Indemnitee”) from and against, and hold each Indemnitee harmless from, any and all loss, damage, liability, or expense, including reasonable fees and disbursements of counsel for any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto and thereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or the administration of this Agreement and the other Loan Documents, (ii) any Loan or the use or proposed use of the proceeds thereof, or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Borrower or any Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by Borrower or any Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c)                                  Borrower shall pay for or reimburse Lender for all out of pocket expenses incurred by Lender after the occurrence and during the continuance of an Event of Default (including the fees and disbursements of counsel) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(d)                                 If Lender (which for purposes of this Section 10(d) includes its assignee, if any) is not a United States person within the meaning of Code Section 7701(a)(30) (a “Non-U.S. Lender”), Lender shall deliver to Borrower two accurate and complete original signed copies of the applicable IRS Form W-8 (or any successor or other applicable form) and, to the extent applicable, certifying to such Lender’s entitlement to a complete exemption from, or a reduced rate in, United States withholding tax on interest payments to be made hereunder or any loan.  To the extent that the Non-US. Lender is organized under the laws of England and Wales and provides an applicable IRS W-8BEN (or any successor form) indicating that such Non-U.S. Lender is eligible to claim tax treaty benefits as a beneficial owner of any payments of interest pursuant to this Agreement, the parties agree that such payments (including interest, if any, deemed to be paid on conversion) will not be subject to any U.S. withholding taxes based on the application of paragraph 1 of Article 11of the Income Tax Treaty between the United States and the United Kingdom.  If Lender is not a Non-U.S. Lender (and is not taxed as a corporation for United States federal income tax purposes), Lender shall deliver to Borrower two properly completed and duly executed copies of IRS Form W-9 (or any successor or other applicable form) certifying that Lender is exempt from United States backup withholding tax.  Notwithstanding anything in the Loan Documents to the contrary, Borrower shall not be required to pay additional amounts to Lender, or indemnify Lender, with respect to (i) taxes based on income or (ii) withholding taxes imposed on amounts payable to Lender at the time Lender becomes a party to this Agreement or to the extent that any such obligations would not have arisen but for the failure of Lender to comply with this Section 10(d).

11.                                 Defaults.  The following shall constitute events of defaults hereunder (“Event of Default”):

(a)                                  Borrower’s failure to pay, (i) when and as required to be paid herein or in any other Loan Document, any amount of principal, or (ii) within three days after the same is required to be paid herein or in any other Loan Document, any amount of interest or fees or any other amount payable hereunder or under any other Loan Document; or

(b)                                 Any warranty or representation made by any Loan Party in any Loan Document proves to have been false or misleading in any material respect when made or deemed made; or

(c)                                  Any Loan Party’s failure to perform, or breach of, any other term, obligation or covenant set forth in this Agreement or any other Loan Document and such failure continues for 30 days after the earlier of (A) the date upon which any officer of such Loan Party knew of such failure or (B) the date upon which written notice thereof is given to Borrower by Lender (but, for the avoidance of doubt, provided that each of the Loan Parties has otherwise complied with its obligations and covenants set forth in Section 8(n)(i) hereof, the occurrence of the NGC Failure Date shall not constitute an Event of Default); or

(d)                                 Borrower or any of its Subsidiaries (i) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness hereunder) having an aggregate principal amount of more than $100,000, or (ii) fails to observe or perform any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, such Indebtedness to be demanded or terminated or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or cash collateral in respect thereof to be demanded; or

(e)                                  Borrower or any of its Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such person or entity and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such person or entity or to all or any material part of its property is instituted without the consent of such person or entity and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

(f)                                    (i) Borrower or any of its Subsidiaries becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

(g)                                 There is entered against Borrower or any of its Subsidiaries (i) a final judgment or order for the payment of money in an aggregate amount exceeding $25,000 that is not covered by insurance as to which the insurer does not dispute coverage, or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(h)                                 (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability, in excess of liability for ongoing costs and contributions of maintaining the Pension Plan or Multiemployer Plan prior to such ERISA Event, of Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $25,000, or

(ii) Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $25,000; or

(i)                                     Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other person or entity contests in any manner the validity or enforceability of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

(j)                                     Any Lien or security interest purported to be created under any Loan Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on or security interest in any Collateral, with the perfection and priority required by this Agreement.

12.                                 Continuing Guaranty.

(a)                                  Guaranty.  The Guarantors hereby jointly and severally guarantee, as a primary obligor and not as a surety, as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all of the Obligations, whether for principal, interest, premiums, fees, indemnities, damages, costs, expenses or otherwise, of Borrower to Lender, and whether arising hereunder or under any other Loan Document (including all renewals, extensions, amendments, refinancings and other modifications thereof and all costs, attorneys’ fees and expenses incurred by Lender in connection with the collection or enforcement thereof). Lender’s books and records showing the amount of the Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon the Guarantors, and conclusive for the purpose of establishing the amount of the Obligations. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or any instrument or agreement evidencing any Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Obligations which might otherwise constitute a defense (other than defense of payment or performance) to the obligations of any Guarantor under this Guaranty, and each Guarantor hereby irrevocably waives any defenses (other than defense of payment or performance) it may now have or hereafter acquire in any way relating to any or all of the foregoing.

(b)                                 Rights of Lenders.  Each Guarantor consents and agrees that Lender may, at any time and from time to time, without notice or demand to guarantors, and without affecting the enforceability or continuing effectiveness hereof: (i) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Obligations or any part thereof; (i) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Obligations; (iii) apply such security and direct the order or manner of sale thereof as Lender in its sole discretion may determine; and (iv) release or substitute one or more of any endorsers or other guarantors of any of the Obligations. Without limiting the generality of the foregoing, each Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of such Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of such Guarantor.

(c)                                  Certain Waivers. Each Guarantor waives (i) any defense arising by reason of any disability or other defense of Borrower or any other guarantor (other than defense of payment or performance), or the cessation from any cause whatsoever (including any act or omission of Lender) of the liability of Borrower; (ii) any defense based on any claim that such Guarantor’s obligations exceed or are more burdensome than those of Borrower; (iii) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder; (iv) any right to proceed against Borrower, proceed against or exhaust any security for the Indebtedness, or pursue any other remedy in the power of Lender whatsoever; (v) any benefit of and any right to participate in any security now or hereafter held by Lender; and (vi) to the fullest extent permitted by law, any and all other defenses (other than defense of payment or performance) or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties.  Each Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Obligations.

(d)                                 Obligations Independent. The obligations of each Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Obligations and the obligations of any other guarantor, and a separate action may be brought against any Guarantor to enforce this Guaranty whether or not Borrower or any other person or entity is joined as a party.

(e)                                  Subrogation. No Guarantor shall exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Obligations (other than contingent indemnification obligations for which no claim has been made) and any amounts payable under this Guaranty have been indefeasibly paid and performed in full. If any amounts are paid to any Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of Lender and shall forthwith be paid to Lender to reduce the amount of the Obligations, whether matured or unmatured.

(f)                                    Termination; Reinstatement. This Guaranty is a continuing, absolute, irrevocable and unconditional, joint and several guaranty of all Obligations now or hereafter existing and shall remain in full force and effect until all Obligations (other than contingent indemnification obligations for which no claim has been made) and any other amounts payable under this Guaranty are indefeasibly paid in full in cash. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of Borrower or any Guarantor is made, or Lender exercises its right of setoff, in respect of the Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not Lender is in possession of or has released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of the Guarantors under this paragraph shall survive termination of this Guaranty.

(g)                                 Subordination. Each Guarantor hereby subordinates the payment of all obligations and Indebtedness of Borrower owing to such Guarantor, whether now existing or hereafter arising, including but not limited to any obligation of Borrower to such Guarantor as subrogee of Lender or resulting from such Guarantor’s performance under this Guaranty, to the indefeasible payment in full in cash of all Obligations. If Lender so requests, any such obligation or Indebtedness of Borrower to any Guarantor shall be enforced and performance received by such Guarantor as trustee for Lender and the proceeds thereof shall be paid over to Lender on account of the Obligations, but without reducing or affecting in any manner the liability of such Guarantor under this Guaranty.

(h)                                 Stay of Acceleration. If acceleration of the time for payment of any of the Obligations is stayed, in connection with any case commenced by or against any Guarantor or Borrower under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable such Guarantor immediately upon demand by Lender.

(i)                                     Condition of Borrower. Each Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from Borrower and any other guarantor such information concerning the financial condition, business and operations of Borrower and any such other guarantor as such Guarantor requires, and Lender has no duty, and such Guarantor is not relying on Lender at any time, to disclose to such Guarantor any information relating to the business, operations or financial condition of Borrower or any other guarantor (each Guarantor waiving any duty on the part of Lender to disclose such information and any defense relating to the failure to provide the same).

(j)                                     Additional Guarantor Waivers and Agreements. Each Guarantor understands and acknowledges that if Lender forecloses judicially or nonjudicially against any real property security for the Obligations, that foreclosure could impair or destroy any ability that such Guarantor may have to seek reimbursement, contribution, or indemnification from Borrower or others based on any right such Guarantor may have of subrogation, reimbursement, contribution, or indemnification for any amounts paid by such Guarantor under this Guaranty.

13.                                 Rights and Remedies of Lender.  Upon the occurrence of an Event of Default, Lender may exercise any one or more of the following rights and remedies:

(a)                                  declare the Commitment of Lender to make Loans to be terminated, whereupon Lender’s Commitment to make Loans shall be terminated and no further Loans shall be made hereunder;

(b)                                 declare all or any portion of the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by Borrower;

(c)                                  Pursue and enforce all of the rights and remedies provided to a secured party with respect to the Collateral under the Uniform Commercial Code; or

(d)                                 Pursue any other rights or remedies available to Lender at law or in equity including recovery of all costs of collection incurred by Lender due to the Event of Default, including, without limitation, reasonable attorneys’ fees and expenses;

provided, however, that upon the occurrence of any event with respect to Borrower or any Subsidiary described in Section 11(e) above, the Commitment of Lender to make Loans shall be automatically terminated and no further Loans shall be made hereunder, and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of Lender.

14.                                 Waiver.  Borrower, except as otherwise specifically set forth herein, for itself and for its successors, transferees, and assigns, hereby irrevocably waives diligence, presentment, and demand for payment, protest, notice, notice of protest and nonpayment, dishonor and notice of dishonor and all other demands or notices of any and every kind whatsoever in connection with this Agreement, any other Loan Document, and the Collateral and the benefit of all statutes, ordinances, judicial rulings, and other legal principles of any kind, now or hereafter enacted or in force, affording any right of redemption or cure or any right to a stay of execution or extension of time for payment or exempting any property of such person from levy and sale upon execution of any judgment obtained by Lender or any successor or assignee of Lender in respect of this Agreement, any other Loan Document, and the Collateral.  Borrower hereby agrees that the Loans and any or all payments coming due hereunder may be extended from time to time in the sole discretion of Lender without in any way affecting or diminishing Borrower’s liabilities hereunder or under any other Loan Document.

15.                                 Full Recourse.  The liability of Borrower and the Guarantors for the Obligation shall not be limited to the Collateral.  Borrower and the Guarantors shall remain fully liable for indefeasible repayment in full of the Obligations in cash and, specifically, any remaining Obligations in the event that sale or other liquidation of the Collateral is deficient to satisfy the Obligations in full.

16.                                 Representation of Counsel.  The parties acknowledge that they have consulted with or have had the opportunity to consult with their own legal counsel prior to executing this Agreement.  This Agreement has been freely negotiated by the parties and any rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

17.                                 Governing Law, Jurisdiction and Venue.

(a)                                  Governing Law.  This Agreement and the transactions contemplated hereby, and all disputes between the parties under or relating to this Agreement or the facts and circumstances leading to its execution, whether in contract, tort or otherwise, shall be construed in accordance with and governed by the laws (including statutes of limitation) of the State of

New York, without regard to conflicts of law principles that would require the application of the laws of another jurisdiction.

(b)                                 Submission to Jurisdiction.  Each Loan Party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or any other Loan Document shall affect any right that Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.  Each Loan Party hereby waives any right to a jury trial.

(c)                                  Venue.  Each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in Section 17 (b).  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

18.                                 Successors and Assigns.  Neither this Agreement nor any of the rights or obligations hereunder shall be assignable or delegable by Borrower or any Loan Party without the written consent of Lender or its assignee first obtained and any attempted assignment without such written consent shall be void and confer no rights upon any third party.  Lender may not assign or otherwise transfer any of its rights or obligations under this Agreement and the other Loan Documents without the prior written consent of Borrower (such consent not to be unreasonably withheld or delayed), except that Lender may freely assign or transfer such rights and obligations to any of Lender’s affiliates, subject to compliance with applicable law.  Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement and the other Loan Documents to secure obligations of Lender; provided that no such pledge or assignment shall release Lender from any of its obligations hereunder or substitute any such pledgee or assignee for Lender as a party hereto.  Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective representatives, successors and permitted assigns.

19.                                 Notices.  All notices under this Agreement shall be in writing and shall be given by personal delivery, or by registered or certified United States mail, postage prepaid, return receipt requested, or sent by telecopier or electronic mail to the addresses set forth below or to such other person or persons or to such other address or addresses as Lender and Loan Parties or their respective successors or assigns may hereafter furnish to the other party by notice similarly given.  Notices, if personally delivered, shall be deemed to have been received on the date of delivery, and if given by registered or certified mail, shall be deemed to have been received on the third business day after mailing, and if sent by telecopier shall be deemed to have been received when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been received at the opening of business on the next business day for the recipient), and if sent by electronic mail shall be deemed to have been received upon sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgment).

If to Lender:

c/o William Hill Organization Limited

Greenside House

50 Station Road

Wood Green

London N22 7TP

United Kingdom

Facsimile: 020 8918 3775

E-mail: tmurphy@williamhill.co.uk

If to Borrower:

American Wagering, Inc.

Attn: General Counsel

675 Grier Drive

Las Vegas, Nevada 89119

Facsimile: 702-735-0142

E-mail: Info@americanwagering.com

with a copy to:

Kirkland & Ellis LLP

Attn: Laura Rupenian

555 California Street

San Francisco, CA 94104

Facsimile: (415) 439-1491

E-mail: lrupenian@kirkland.com

and a copy to:

Kirkland & Ellis LLP

Attn: Linda Myers

300 North LaSalle

Chicago, IL 60654

Facsimile: (312) 862-2200

E-mail: linda.myers@kirkland.com

If to any other Loan Party:

c/o American Wagering, Inc.

Attn: General Counsel

675 Grier Drive

Las Vegas, Nevada 89119

Facsimile: 702-735-0142

E-mail:

with a copy to:

Kirkland & Ellis LLP

Attn: Laura Rupenian

555 California Street

San Francisco, CA 94104

Facsimile: (415) 439-1491

E-mail: lrupenian@kirkland.com

and a copy to:

Kirkland & Ellis LLP

Attn: Linda Myers

300 North LaSalle

Chicago, IL 60654

Facsimile: (312) 862-2200

E-mail: linda.myers@kirkland.com

20.                                 Setoff.  In the event that Parent or any of its affiliates is obligated to pay to Borrower any Reverse Termination Fee (as defined in the Acquisition Agreement) pursuant to Section 7.3(b) of the Acquisition Agreement, such amount shall be subject to setoff against any amounts owed by Borrower to Lender hereunder.

21.                                 Severability.  In case any provision of this Agreement shall be invalid, illegal or unenforceable in any jurisdiction then, as to such jurisdiction only, such provision shall to the extent of such prohibition or unenforceability be deemed severed from the remainder of such agreement and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

22.                                 Section Headings.  The various headings used in this Agreement are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

23.                                 Amendments.  No amendment or modification of any provision of this Agreement shall be effective without the written agreement of the parties, and no termination or waiver of any provision of this Agreement, or consent to any departure by any Loan Party therefrom shall in any event be effective without the written concurrence of Lender, which concurrence Lender shall have the right to grant or withhold at its sole discretion.

24.                                 Counterparts.  This Agreement may be executed in any number of counterparts, each constituting an original, but all together one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement

25.                                 Entire Agreement.  This Agreement, together with the other Loan Documents, constitutes the sole and entire agreement of the parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

26.                                 Application of Gaming Laws.

(a)                                  This Agreement and the other Loan Documents are subject to Gaming Laws. Without limiting the foregoing, Lender acknowledges that (i) it may be called forward by the Nevada Gaming Authorities, in their discretion, for licensing or findings of suitability or to file or provide other information, and (ii) all rights, remedies and powers in or under this Agreement and the other Loan Documents, including with respect to the Collateral, the Pledged Equity (as defined in the Pledge Agreement), and the ownership and operation of gaming facilities may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of the Gaming Laws and only to the extent that required approvals (including prior approvals) are obtained from the relevant Nevada Gaming Authorities.

(b)                                 Lender agrees to cooperate with all Nevada Gaming Authorities in connection with the provision in a timely manner of such documents or other information as may be requested by such Nevada Gaming Authorities relating to the Loans or the Loan Documents.

(c)                                  Lender acknowledges and agrees that if Borrower receives a notice from any applicable Nevada Gaming Authority that Lender is a disqualified holder (and Lender is notified by Borrower in writing of such disqualification), Borrower shall, following any available appeal of such determination by such Nevada Gaming Authority (unless the rules of the applicable Nevada Gaming Authority do not permit such Lender to retain its Loans pending appeal of such determination), have the right to (i) cause Lender to transfer and assign all of its interests, rights and obligations in its Loans or (ii) prepay Lender’s Loans. Notice to Lender shall be given at least five (5) days prior to the required date of assignment or prepayment, as the case may be, and shall be accompanied by evidence demonstrating that such transfer or prepayment is required pursuant to the Gaming Laws. If reasonably requested by Lender, Borrower will use commercially reasonable efforts to cooperate with Lender in seeking to appeal such determination and to afford Lender an opportunity to participate in any proceedings relating thereto. Notwithstanding anything herein to the contrary, any prepayment of a Loan shall be at an amount that, unless otherwise directed by a Nevada Gaming Authority, shall be equal to the sum of the principal amount of such Loan and interest (including default interest, if any) to the date such Lender or holder became a disqualified holder (plus any fees and other amounts accrued for the account of Lender to the date such Lender became a disqualified holder).

(d)                                 If, during the existence of an Event of Default hereunder or any of the other Loan Documents, it shall become necessary or, in the opinion of Lender, advisable for an agent, supervisor, receiver or other representative of Lender to become licensed or found suitable under any Gaming Law as a condition to receiving the benefit of any Collateral encumbered by the Loan Documents or to otherwise enforce the rights of the Lender under the Loan Documents,

Borrower hereby agrees to consent and to cause the other Loan Parties to consent to the application for such license or finding of suitability and to execute such further documents as may be required in connection with the evidencing of such consent.

27.                                 Defined Terms.  As used herein, the following terms will be deemed to have the meanings set forth below:

“Acquisition” has the meaning set forth in the recitals.

“Acquisition Agreement” means that certain Agreement and Plan of Merger dated as of April 13, 2011 among Parent, AW SUB CO., a Nevada corporation and the Issuer, as amended, supplemented or otherwise modified from time to time.

“Associate” means, when used to indicate a relationship with any Person, (a) any other Person of which such Person is an officer, director or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities issued by such other Person, (b) any trust or estate in which such Person has a substantial beneficial interest or as to which such Person serves as a trustee or in a similar fiduciary capacity, and (c) any spouse of such Person, or any relative of such Person who has the same home as such Person.

“AWI Concentration Account” means the deposit account #153790572819  maintained by Computerized Bookmaking Systems, Inc. with US Bank, together with any replacement account thereof.

“Bona Fide Proposal” has the meaning set forth in Section 8(m).

“Borrower” has the meaning set forth in the Preamble.

“Business Day” means any day other than a Saturday, Sunday or other day on which banks in New York City are authorized or required by law to close.

“Cash Reserve Requirement” means the reserve (in cash, surety bonds or irrevocable standby letters of credit) required to be maintained by Borrower pursuant to Nevada Gaming Commission Regulation 22.040 and any other cash reserve requirement under Gaming Laws.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

“CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

“Closing Date” means the first date on which all the conditions precedent in Section 5(a) are satisfied or waived in accordance with Section 14.

“Code” means the Internal Revenue Code of 1986.

“Collateral” means, collectively, “Collateral” as defined in the Security Agreement, and “Pledged Collateral” as defined in the Pledge Agreement.

“Commitment” means Lender’s obligation to make Loans to Borrower pursuant to Section 1 in the principal amount set forth in Section 1.

“Common Stock” means the common stock of Borrower, par value $0.01 per share.

“Counter-Notice” has the meaning set forth in Section 8(m).

“Debtor Relief Law” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” has the meaning set forth in Section 5(c).

“Electing Person” has the meaning set forth in Section 8(m).

“Eligible Affiliate” has the meaning set forth in Section 8(m).

“Environmental Claims” means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability under any Environmental Law or responsibility for violation of any Environmental Law, or for a release (as such term is defined in CERCLA) into the environment.

“Environmental Laws” means any and all Federal, state and local statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any Hazardous Materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or during which a substantial cessation of operations is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by Borrower or any ERISA Affiliate from a Multiemployer Plan or receipt by Borrower or any ERISA Affiliate of notification that a Multiemployer Plan is in reorganization; (d) the filing by Borrower or any ERISA Affiliate of a notice of intent to terminate a Pension Plan, the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan; (e) receipt by Borrower or any ERISA Affiliate of a notice of intent to terminate a Multiemployer Plan, including the treatment of a plan amendment or withdrawal by every employer as a termination under Section 4041A, or the commencement of proceedings by the PBGC to terminate a Multiemployer Plan; (f) receipt by Borrower or any ERISA Affiliate of notice from the PBGC of an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (g) the imposition by a governmental authority or court of any material liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Borrower or any ERISA Affiliate.

“Existing Debt” means all outstanding obligations of Borrower and any other Loan Parties under the Existing Debt Agreement.

“Existing Debt Agreement” means that certain Loan Agreement dated as of June 22, 2010 by and between Borrower and Alpine Advisors LLC.

“Event of Default” has the meaning set forth in Section 11.

“Financing” has the meaning set forth in Section 8(m).

“Financing Option” has the meaning set forth in Section 8(m).

“GAAP” has the meaning set forth in Section 7(o).

“Gaming Laws” means, collectively, the Nevada Gaming Control Act, as codified in Nevada Revised Statutes Chapter 463, as amended from time to time, and the regulations of the Nevada Gaming Authorities promulgated thereunder, as amended from time to time, the various Clark County ordinances and regulations applicable to gaming activities, and all other laws pursuant to which the Nevada Gaming Authorities hold regulatory, licensing or permit authority over gambling, gaming or casino activities conducted by any Loan Party within its jurisdiction.

“Gaming Approvals” means all material licenses, approvals, authorizations, findings of suitability, waivers and registrations required to be obtained by Parent and/or all officers, directors and/or affiliates of Parent from the Nevada Gaming Authorities in order for Parent to hold an equity position in Borrower or to exercise its remedies under any Loan Documents.

“Guarantor” means each direct or indirect domestic Subsidiary of Borrower other than AWI Gaming, Inc.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP: (a) all indebtedness of such Person for borrowed money; (b) all obligations issued, undertaken or assumed by such Person as the deferred purchase price of property or services (other than trade payables entered into and accrued expenses arising in the ordinary course of business and any contingent obligation to pay a purchase price (including without limitation any such obligations constituting an earnout obligation) so long as such obligation remains contingent); (c) all non-contingent reimbursement or payment obligations of such Person with respect to any letters of credit (including standby and commercial), banker’s acceptances, bank guaranties, surety bonds and similar instruments; (d) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments; (e) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by such person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (f) all obligations of such Person with respect to any capital lease (the amount of such Indebtedness being equal to the capitalized amount thereof that would appear on a balance sheet of such person prepared as of such date in accordance with GAAP); (g) all indebtedness of the kinds referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts receivable and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (h) all guarantees of such Person in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above.

“Indemnitee” has the meaning set forth in Section 10(b).

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person in another Person, whether by means of (i) the purchase or other acquisition of equity interests of another Person, (ii) a loan, advance or capital contribution to, guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person, or (iii) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit or all or substantially all of the business of, such Person.

“Kocienski Reimbursement Arrangement” means the transactions in connection with that certain Reimbursement Agreement for Pledged Certificate of Deposit dated as of December 10, 2009 by and between Leroy’s Horse and Sports Place and Robert and Tracey Kocienski, a married couple (including, without limitation, the pledge of certificates of deposit by Robert and Tracey Kocienski on behalf of Leroy’s Horse and Sports Place as described in that certain Pledged Certificate of Deposit Statement dated November 15, 2009 delivered by Robert and Tracey Kocienski to the Nevada Gaming Control Board).

 “Lien” means any mortgage, pledge, hypothecation, assignment as security, deposit arrangement, encumbrance, lien (statutory or other), charge, or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever in respect of any property (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing), but not including the interest of a lessor under any operating lease.

“Lender” has the meaning set forth in the Preamble.

“Loan Documents” means this Agreement, the Notes, the Pledge Agreement and the Security Agreement.

“Loan Parties” means Borrower and the Guarantors.

“Loans” means, collectively, the Tranche One Loan and the Tranche Two Loans.

“Material Adverse Effect” means a (a) material adverse effect upon the business, operations, financial condition, properties or prospects of Borrower or and Subsidiaries taken as a whole or (b) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party; provided, however, that with respect to clause (a), Material Adverse Effect shall not include any event, change, circumstance, occurrence, effect or state of facts (1) generally affecting the sportsbook accounting solutions and sportsbook operator industries, or the economy or the financial or securities markets, in the United States, including effects on such industries, economy or markets resulting from any regulatory and political conditions or developments in general, (2) any outbreak or escalation of hostilities or declared or undeclared acts of war or terrorism, or (3) reflecting or resulting from changes in law or GAAP; provided, that, with respect to clauses (1), (2) and (3), the impact of such event, change, circumstances, occurrence, effect or state of facts is not disproportionately adverse to the Loan Parties and their Subsidiaries, taken as a whole.

“Maturity Date” means the earlier of (i) consummation of the Acquisition (ii) termination of the Acquisition Agreement and (iii) December 31, 2013; provided, however, that if the Acquisition Agreement is terminated due to the occurrence of a Prepayment Event, or pursuant to Section 7.1(b)(ii) of the Acquisition Agreement, the Maturity Date shall be the date that is six months after the date of such termination; and provided further, that if the NGC Failure Date occurs, the Maturity Date shall at the option of Lender and upon written notice to Borrower, be the date that is 6 months after the date of such notice.

“Merger Sub” has the meaning set forth in the Recitals.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Nevada Gaming Authorities” means, collectively, the Nevada Gaming Commission, the Nevada State Gaming Control Board, the Clark County Liquor and Gaming Licensing Board and any other applicable local gaming or regulatory authority, body or agency with jurisdiction over any of the Loan Parties.

“Nevada State Bank Loan Documents” means that certain Business Loan Agreement dated as of September 4, 2010 between AWI Gaming, Inc. and Nevada State Bank, together with all Related Documents (as defined therein) as the same may be amended, restated, supplemented, refinanced or modified from time to time to the extent not prohibited herein.

“NGC Approvals” means the notice requirements of, and the approvals required to be obtained by the Loan Parties from, the Nevada Gaming Authorities as set forth on Annex I hereto.

“NGC Failure Date” means the NGC Final Date, if Borrower has not obtained the approvals described in Section 8(n)(i) on or prior to the NGC Final Date.

“Non-U.S. Lender” has the meaning set forth in Section 10(d).

“Note” means a 12.5% Secured Convertible PIK Promissory Note made by Borrower in favor of Lender evidencing the Loans, substantially in the form of Exhibit A.

“Obligations” means all loans, advances, liabilities, obligations, covenants, duties, and Indebtedness owing by Borrower or any other Loan Party to Lender arising under this Agreement or any other Loan Document, whether or not evidenced by any note or other instrument, agreement or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification, absolute or contingent, now existing or hereafter arising, primary or secondary, as principal or guarantor, and including, without limitation, all interest, charges, expenses, fees, attorneys’ fees, filing fees and any other sums chargeable to Borrower or any other Loan Party hereunder, under any other Loan Document.  The term includes, without limitation, interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding.

“Offer Notice” has the meaning set forth in Section 8(m).

“Offeror” has the meaning set forth in Section 8(m).

“Outstanding Balance” with respect to any Note means the original principal amount of such Note, plus any PIK Interest which has been added thereto, to the extent not previously converted pursuant to the terms of such Note, less any repayments or prepayments thereof.

“Parent” has the meaning set forth in the Recitals.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by Borrower or any ERISA Affiliate or to which Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

“Permit” has the meaning set forth in Section 7(l).

“Permitted Dispositions” means:

(a)                                  dispositions of (x) inventory and (y) worn-out, surplus, or no longer used or useful equipment, in each case in the ordinary course of business;

(b)                                 dispositions of cash equivalents in the ordinary course of business;

(c)                                  transfers of assets (i) by a Loan Party or a Subsidiary of a Loan Party to a Loan Party, and (ii) by any Subsidiary of a Loan Party that is not a Loan Party to any other Subsidiary of a Loan Party that is not a Loan Party;

(d)                                 dispositions or lapse of Intellectual Property no longer used or useful in the conduct of the business of any Loan Party or any Subsidiary thereof or to the extent no longer economically desirable in the conduct of their business;

(e)                                  write-offs or grants of discounts or forgiveness of accounts, without recourse, or sale, without recourse, of accounts which are at least 90 days past due in connection with the compromise or collection thereof in the ordinary course of business; and

(f)                                    dispositions resulting from (i) any loss, destruction or damage to property or (ii) any condemnation or seizure procedure or exercise of eminent domain.

“Permitted Indebtedness” means:

(a)                                  the Obligations;

(b)                                 Indebtedness existing on the Closing Date and set forth on Schedule 9(b) including Permitted Refinancings thereof;

(c)                                  Indebtedness not to exceed $200,000 in the aggregate at any time outstanding, consisting of capital lease obligations acquired in the ordinary course of business within the limitations set forth in clause (g) of the definition of “Permitted Liens” and Permitted Refinancings thereof;

(d)                                 unsecured intercompany Indebtedness permitted pursuant to clause (b) of the definition of “Permitted Investments”;

(e)                                  Indebtedness consisting of surety and appeal bonds, performance bonds, bid bonds, completion guarantee and similar obligations incurred in the ordinary course of business;

(f)                                    [Reserved];

(g)                                 Indebtedness consisting of financing of insurance premiums in the ordinary course of business;

(h)                                 Indebtedness in respect of netting services, overdraft protection and similar arrangements in connection with deposit accounts in the ordinary course of business; and

(i)                                     Indebtedness constituting Permitted Investments.

“Permitted Investments” means:

(a)                                  Investments held by the Loan Parties and their Subsidiaries in the form of cash and cash equivalents;

(b)                                 Investments by (i) any Loan Party or any Subsidiary of any Loan Party in any Loan Party, provided that if any such Investments are evidenced by notes, such notes shall be pledged to Lender, and (ii) by any Subsidiary that is not a Loan Party in any other Subsidiary that is not a Loan Party;

(c)                                  Investments existing on the Closing Date and set forth on Schedule 9(c);

(d)                                 to the extent constituting Investments, earnest money deposits made in connection with the acquisitions of property and assets not prohibited hereunder;

(e)                                  to the extent constituting Investments, deposit and securities accounts maintained in the ordinary course of business and in compliance with the provisions of the Loan Documents;

(f)                                    Investments received as the non-cash portion of consideration received in connection with the transactions permitted by clause (b) of the definition of “Permitted Dispositions”; and

(g)                                 other Investments not to exceed $100,000 in the aggregate at any time outstanding.

“Permitted Liens” means:

(a)                                  any Lien existing on the property, assets or revenues of a Loan Party or a Subsidiary of a Loan Party on the Closing Date and set forth in Schedule 9(a) securing Indebtedness outstanding on such date, including replacement Liens on the property, assets or revenues currently subject to such Liens;

(b)                                 Liens for taxes, fees, assessments or other governmental charges (including, for the avoidance of doubt, such Liens imposed by ERISA) (i) which are not delinquent or remain payable without penalty or (ii) which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP; provided, that no notice of lien has been filed or recorded under the Code.

(c)                                  carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s or other similar Liens arising in the ordinary course of business which relate to sums not delinquent for more than ninety (90) days or remain payable without penalty or which are being contested in good faith and by appropriate proceedings diligently prosecuted, which proceedings have the effect of preventing the forfeiture or sale of the property, assets or revenues subject thereto and for which adequate reserves in accordance with GAAP are being maintained;

(d)                                 Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation or to secure the performance of tenders, statutory obligations, surety, stay, customs and appeals bonds, bids, leases, governmental contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or to secure liability to insurance carriers;

(e)                                  Liens consisting of judgment or judicial attachment liens (other than for payment of taxes, assessments or other governmental charges), not constituting an Event of Default under Section 11(g);

(f)                                    easements, encroachments, covenants, equitable servitudes, rights-of-way, zoning, land use, building and other restrictions, minor defects or other irregularities in title, and other similar encumbrances incurred in the ordinary course of business which, either individually or in the aggregate do not in any case interfere in any material respect with the ordinary conduct of the businesses of any Loan Party or any Subsidiary of any Loan Party;

(g)                                 Liens on any property or assets acquired or held by any Loan Party or any Subsidiary of any Loan Party securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property or assets and permitted under clause (c) of the definition of “Permitted Indebtedness”; provided, that, (i) any such Lien attaches to such property or assets concurrently with or within thirty (30) days after the acquisition thereof, (ii) such Lien does not at any time encumber any property or assets other than the property or assets acquired in such transaction and the proceeds thereof, and (iii) the principal amount of the debt secured thereby does not exceed 100% of the cost of such property or assets;

(h)                                 non-exclusive licenses and sublicenses granted by a Loan Party or any Subsidiary of a Loan Party to third parties in the ordinary course of business not interfering in any material respect with the business of the Loan Parties or any of their Subsidiaries;

(i)                                     Liens in favor of collecting banks arising under Section 4-210 of the Uniform Commercial Code or, with respect to collecting banks located in the State of New York, under Section 4-208 of the Uniform Commercial Code and customary rights of set-off, revocation, refund or chargeback under deposit agreements or under the Uniform Commercial Code of banks or other financial institutions and Liens (including the right of set-off) in favor of a bank or other depository institution arising as a matter of law encumbering deposits; provided that such deposit account is not intended by any Loan Party or any of their Subsidiaries to provide collateral to such bank or depositary institution;

(j)                                     Liens of counterparties attaching solely to cash earnest money deposits made by the Loan Parties or any of their respective Subsidiaries in connection with any letter of intent or purchase agreement entered into with respect to capital expenditures otherwise permitted hereunder; and

(k)                                  Liens securing the Obligations; and

(l)                                     other Liens not described above that secure obligations other than Indebtedness for borrowed money; provided, that the aggregate outstanding amount of the obligations secured thereby does not exceed $100,000 at any time outstanding.

“Permitted Refinancing” means Indebtedness constituting a refinancing, renewal or extension of Indebtedness permitted hereunder that (a) has an aggregate outstanding principal amount not greater than the aggregate principal amount of the Indebtedness being refinanced, or extended, except to the extent of (i) capitalization of any interest outstanding at such time or (ii) an amount equal to a reasonable premium or other reasonable amount paid and fees and expenses reasonably incurred in connection with such refinancing, (b) has a weighted average maturity (measured as of the date of such refinancing or extension) and maturity no shorter than that of the Indebtedness being refinanced, renewed or extended, (c) is not secured by a Lien on any assets other than the collateral securing the Indebtedness being refinanced or extended, and (d) the Indebtedness being refinanced, renewed or extended is not recourse to any Person that is liable on account of such Indebtedness other than those Persons which were obligated to the Indebtedness being refinanced, renewed or extended.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“PIK Interest” means any pay-in-kind interest which has been added to the principal amount of such note pursuant to the terms thereof.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

“Pledge Agreement” means the Pledge Agreement dated of even date herewith made by each Loan Party, in favor of Lender, as amended, supplemented or otherwise modified from time to time.

“Prepayment Event” shall mean the occurrence of either of the following: (i) the Acquisition Agreement has been terminated pursuant to the terms of Section 7.1(d)(i) thereof as a result of Parent’s and/or Merger Sub’s breach of its obligations thereunder or (ii) any Nevada Gaming Authority has made a final determination pursuant to applicable Gaming Laws denying the Gaming Approvals.

“Reportable Event” means an event described in Section 4043(c) of ERISA with respect to which notice has not been waived under applicable regulations.

“Requirement of Law” has the meaning set forth in Section 7(c).

“Restricted Payment” means a dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other equity interest of Borrower or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other equity interest, or on account of any return of capital to Borrower’s stockholders, partners or members (or the equivalent person or entity thereof).

“Security Agreement” means the Security Agreement dated of even date herewith made by each Loan Party, in favor of Lender, as amended, supplemented or otherwise modified from time to time.

“Solvent” means, with respect to any person on any date of determination, that on such date (a) the fair value of the tangible and intangible property of such person is greater than the total amount of liabilities, including contingent liabilities, of such person, (b) the present fair salable value of the tangible and intangible assets of such person is not less than the amount that will be required to pay the probable liability of such person on its debts as they become due in the ordinary course of business, (c) such person does not intend to, and does not believe that it will, incur debts or liabilities beyond such person’s ability to pay such debts and liabilities as they mature, (d) such person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such person’s property would constitute an unreasonably small capital, and (e) such person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Subsidiary” of a person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Borrower.

“Tranche One Loan” has the meaning set forth in Section 1(a)(i).

“Tranche Two Loan” has the meaning set forth in Section 1(a)(ii).

“Transaction” means, collectively, (a) the entering into by the Loan Parties of the Loan Documents to which they are or are intended to be a party as of the Closing Date, (b) the refinancing of the Existing Debt Agreement and the termination of all commitments with respect thereto, and (c) the payment of the fees and expenses incurred in connection with the consummation of the foregoing.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

BORROWER:
American Wagering, Inc.

By:	/s/ Victor Salerno
Name:	Victor Salerno
Its:	President

GUARANTORS:

AWI Manufacturing, Inc.		Computerized Bookmaking Systems, Inc.

By:	/s/ Victor Salerno	By:	/s/ Victor Salerno
Name:	Victor Salerno	Name:	Victor Salerno
Its:	President	Its:	President

Leroy’s Horse & Sports Place, Inc.		Sports Mobile Fantasy, LLC

By:	/s/ Victor Salerno	By:	/s/ John Salerno
Name:	Victor Salerno	Name:	John Salerno
Its:	President	Its:	Manager

ExactGeo Media, LLC

By:	/s/ Thomas Willer
Name:	Thomas Willer
Its:	Manager

LENDER:

William Hill Holdings Limited,
a private limited company formed under the laws of England and Wales

By:	/s/ Neil Cooper
Name:	Neil Cooper
Its:	Director

ANNEX I

NGC APPROVALS

(a)                                  Approval of the Nevada Gaming Authorities is required for the pledge of stock, member’s interests or other equity securities issued by a privately held entity that is subject to Gaming Laws to be effective.

(b)                                 Restrictions on the ability to transfer and/or encumber the equity securities issued by a privately held corporation that holds or is the beneficiary of a gaming license or by a privately-held entity registered as a holding or intermediary company under Gaming Laws must be approved in advance in order to be effective.

(c)                                  Pursuant to Nevada Gaming Commission Regulation 8.130, certain of the Loan Parties may be required to file informational transaction reports with respect to the transactions contemplated by the Loan Documents with the Nevada Gaming Authorities within 30 days after the end of the calendar quarter in which the transactions evidenced thereby are consummated.

EXHIBIT A

FORM OF NOTE

[See Attached]

NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS.  THE SALE, ASSIGNMENT, TRANSFER, PLEDGE OR OTHER DISPOSITION OF THIS NOTE OR ANY OF THE CONVERSION SHARES SHALL BE INEFFECTIVE UNLESS APPROVED IN ADVANCE BY THE NEVADA GAMING AUTHORITIES.  THE CONVERSION OF THIS NOTE, IN WHOLE OR IN PART, INTO ANY EQUITY SECURITIES OF THE COMPANY SHALL BE INEFFECTIVE UNLESS APPROVED IN ADVANCE BY THE NEVADA GAMING AUTHORITIES.

THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) AS DEFINED BY SECTION 1273(a)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.  A HOLDER OF THE NOTE MAY CONTACT THE ISSUER, AT TELEPHONE NUMBER:(702) 735-5529, OR BY FACSIMILE: (702) 735-0142, FOR INFORMATION CONCERNING THE ISSUE PRICE, AMOUNT OF OID AND YIELD TO MATURITY OF THIS NOTE.

28.	AMERICAN WAGERING, INC.
12.5% SECURED CONVERTIBLE PIK PROMISSORY NOTE

No.	, 2011

SECTION 1.                                Payment Obligation.  AMERICAN WAGERING, INC., a Nevada corporation (herein called the “Issuer”), for value received, hereby promises to pay to                                                             , or registered permitted assigns (hereinafter referred to as the “Holder”), the principal sum of                                                          Dollars ($                    ) (or, if less, the Outstanding Balance herein) on the Maturity Date, and to pay interest thereon from the date hereof quarterly in arrears on March 31, June 30, September 30, and December 31 of each year, commencing                         , 20     (each, an “Interest Payment Date”), at the Coupon Rate to the person in whose name this Note is registered as permitted under the Bridge

Loan Agreement at the close of business on the Business Day immediately preceding the date such payment is due.  Any payments due hereunder that fall due on a day that is not a Business Day shall be payable on the first succeeding Business Day and such extension of time shall be included in the computation of interest due hereunder.  Interest accrued on this Note in accordance with this Section 1 will be paid by being added to the Outstanding Balance hereunder on each Interest Payment Date and thereafter will bear interest at the Coupon Rate.

SECTION 2.                                Definitions.  Terms defined in the Bridge Loan Agreement referred to below and not otherwise defined herein are used herein as therein defined.  As used herein, the following terms will be deemed to have the meanings set forth below:

“Board” means the board of directors of the Issuer.

“Bridge Loan Agreement” means that certain Bridge Loan Agreement dated as of April 13, 2011 between the Issuer and the Holder, as amended, supplemented, restated, refinanced or otherwise modified from time to time.

“Common Stock” means the common stock of the Issuer, par value $0.01 per share.

“Conversion Price” means $0.60 per share of Common Stock, subject to adjustment as provided for herein.

“Conversion Ratio” means the number of Conversion Shares to be delivered upon conversion of One Hundred Dollars ($100) of principal amount of this Note.  Subject to the provisions for adjustment set forth herein (or agreed by the parties pursuant to Section 3(f)), the Conversion Ratio shall be determined as the quotient of (i) One Hundred Dollars ($100), divided by (ii) the Conversion Price.

“Conversion Shares” means fully paid and nonassessable shares of Common Stock issuable upon conversion of the Indebtedness evidenced by this Note.

“Coupon Rate” means twelve and one-half percent (12.5%) per annum calculated on the basis of a 360 day year and actual days elapsed.

“Current Market Price” when used with reference to shares of Common Stock, shall mean the fair market value per share of Common Stock as determined in good faith by the Board, which determination shall be evidenced by a resolution of the Board, certified by the Secretary of the Issuer and delivered to Holder.

“Issue Date” shall mean [                           ], 2011.

“Major Transaction” shall mean:

(a)                                  the Issuer enters into any transaction of reorganization, merger, or consolidation (or agrees to do any of the foregoing at any future time), in each case, with respect to which all or substantially all the individuals and entities who were the respective beneficial owners of the voting securities of the Issuer immediately prior to such proposed reorganization, merger or consolidation do not, following such reorganization, merger or consolidation beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Issuer resulting from such reorganization, merger or consolidation; or

(b)                                 the sale or other disposition of all or substantially all the assets or property of the Issuer and its Subsidiaries, taken as a whole, in one transaction or a series of related transactions;

provided, that the Acquisition shall not constitute a Major Transaction.

“Note” means this convertible promissory note issued by the Issuer.

“Optional Conversion Notice” means a written notice substantially in the form of the notice attached hereto as Exhibit A and incorporated herein by this reference.

SECTION 3.                                Optional Conversion.

(a)                                  Subject to and upon compliance with the provisions of this Note and subject to applicable Gaming Laws, and the receipt by the Holder of all required Gaming Approvals, the Holder is entitled, at its option, on the Maturity Date, to convert all or a portion of the Outstanding Balance evidenced by this Note into Conversion Shares; provided, however, that if a Prepayment Event has occurred, the Holder shall have no right to convert the Outstanding Balance under this Section 3.

(b)                                 The principal amount of the Indebtedness evidenced by this Note or any portion of the principal amount of the Indebtedness evidenced hereby that is One Thousand Dollars ($1,000), an integral multiple of One Thousand Dollars ($1,000), or the remaining balance of the principal amount of the Indebtedness evidenced by this Note may be converted into Conversion Shares.  Subject to the provisions for adjustment set forth hereinafter (or agreed by the parties pursuant to Section 3(f)), the Indebtedness evidenced by the Note shall be convertible into Conversion Shares at a price per share equal to the Conversion Price and the number of Conversion Shares to be deliverable to the Holder upon conversion of One Hundred Dollars ($100) of the principal amount of this Note shall be equal to the Conversion Ratio.

(c)                                  Conversion of all or a portion of the Indebtedness evidenced by this Note may be effected by the Holder upon the surrender to the Issuer at the principal office of the Issuer in the State of Nevada or at the office of any agent or agents of the Issuer, as may be designated by the Board, of this Note, duly endorsed or assigned to the Issuer or in blank, accompanied by a Optional Conversion Notice to the Issuer that the Holder elects to convert the principal amount of the Indebtedness evidenced by this Note or, if less than the entire principal amount of the Indebtedness evidenced by this Note is to be converted, the portion thereof to be converted.  Such Optional Conversion Notice shall specify the name or names in which the Holder wishes the certificate or certificates for shares of Common Stock to be issued or such shares of Common Stock to be transferred by book-entry transfer.  In case such notice shall specify a name or names other than that of the Holder, such notice shall be accompanied by payment of all transfer taxes payable upon the issuance of shares of Common Stock in such name or names.  Other than such taxes, the Issuer will pay any and all issue and other taxes (other than (i) taxes based on income and (ii) withholding taxes imposed on amounts payable to Holder at the time Holder becomes a party to this Note or to the extent that any such obligations would not have arisen but for the failure of Holder to comply with Section 10(d) of the Bridge Loan Agreement) that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of the Indebtedness evidenced by this Note.

As promptly as practicable, and in any event within five (5) Business Days after the surrender of this Note and the receipt of such notice relating thereto and, if applicable, payment of all transfer taxes (or the demonstration to the satisfaction of the Holder that such taxes have been paid), subject to the prior approval of the applicable Nevada Gaming Authorities, the Issuer shall deliver or cause to be delivered, either by personal delivery or by certified or registered mail or by a recognized overnight courier service, in any such case, properly insured, to the Holder in accordance with the written instructions of the Holder (i) certificates representing the number of Conversion Shares to which the Holder shall be entitled (or cause such Conversion Shares to be transferred by book entry), and (ii) if less than the entire principal amount of Indebtedness evidenced by this Note is being converted, a new promissory note, in the form of this Note, for the balance of the Indebtedness that is not being so converted.  Such conversion shall be deemed to have been made at the close of business on the date of giving such notice and of such surrender of this Note so that the rights of the Holder (as a noteholder) with respect to the principal amount being converted shall cease, and the person or persons entitled to receive the Conversion Shares issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock as of such day.  All accrued but unpaid interest through the Business Day immediately preceding the date of such conversion with respect to the principal amount of the Indebtedness evidenced by this Note being converted shall be included in such principal amount for purposes of determining the number of Conversion Shares issuable upon conversion.

(d)                                 In connection with the conversion of the Indebtedness evidenced by this Note, no fractional shares of Common Stock shall be issued, but in lieu thereof the Issuer shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Current Market Price per share of Common Stock on the day on which such Indebtedness evidenced by this Note is deemed to have been converted.  If more than one note shall be surrendered for conversion by the Holder at the same time, the number of full shares of Common Stock issuable on conversion thereof shall be computed on the basis of the total amount of Indebtedness to be converted.

(e)                                  (i)                                     The Issuer shall at all times reserve and keep available for issuance upon the conversion of the Indebtedness evidenced by this Note, free from any preemptive rights, such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all of the Indebtedness evidenced by this Note, and shall take all action required to increase the authorized number of shares of Common Stock if necessary to permit the conversion of all of the Indebtedness evidenced by this Note.

(ii)                                  If the Issuer shall issue shares of Common Stock upon conversion of Indebtedness evidenced by this Note as contemplated by this Section 3, the Issuer shall issue together with each such share of Common Stock any rights issued to holders of Common Stock of the Issuer, irrespective of whether such rights shall be exercisable at such time, but only if such rights are issued and outstanding and held by other holders of Common Stock of the Issuer at such time and have not expired.

(f)                                    In the event that the Issuer desires to consummate any event or transaction of the type described in Section 9(l) of the Bridge Loan Agreement, the Conversion Ratio will be subject to adjustment as mutually and reasonably agreed upon in good faith by the Issuer and the Holder prior to or concurrently with such proposed event or transaction.

(g)                                 [Reserved].

(h)                                 In case at any time or from time to time there shall be any consolidation or merger of the Issuer with or into another corporation or other entity, or any sale or conveyance to another corporation or other entity of the assets or property of the Issuer as an entirety or substantially as an entirety, or there shall be a voluntary or involuntary dissolution, liquidation, or winding up of the Issuer, then, in any one or more of said cases the Issuer shall give at least 20 days prior written notice (the time of mailing of such notice shall be deemed to be the time of giving thereof) to the Holder at the address of the Holder as shown on the books of the Issuer as of the date of which such reorganization, reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation, or winding up shall take place, as the case may be.  Such notice also shall specify the date as of which the holders of the Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, or conveyance or participate in such dissolution, liquidation, or winding up, as the case may be.

SECTION 4.                                Maturity Date.  The Outstanding Balance hereunder together with all accrued interest hereon shall be due and payable on the Maturity Date.

SECTION 5.                                Optional Redemption.

(a)                                  This Note and the Indebtedness evidenced hereby may be prepaid, in whole or in part, at the option of the Issuer in accordance with Section 3(b) of the Bridge Loan Agreement.

(b)                                 In the case of any Major Transaction occurring at any time, the Issuer may, at its option, redeem, and Holder shall have the right, at its option and upon delivery of written notice to the Issuer (the “Redemption Notice”), to require Issuer to redeem, during the term hereof, the Outstanding Balance of this Note for cash on the Major Transaction Redemption Date at a redemption price equal to the greater of (i) the Outstanding Balance of this Note, plus all accrued but unpaid interest thereon, and (ii) the number of Conversion Shares that would be issuable if the Note were converted on the Business Day immediately prior to the occurrence of such Major Transaction, multiplied by the price per share of Common Stock to be paid upon the consummation of such Major Transaction (including, on a pro rata basis, the cash, securities, or property received by holders of Common Stock in any tender or exchange offer that is a step in such Major Transaction); provided, however, that Holder shall have no redemption rights pursuant to this subsection (b), and such redemption rights shall be available to Issuer (and solely Issuer) if a Prepayment Event has occurred.  “Major Transaction Redemption Date” shall mean, in the case of redemption at the option of the Issuer, the date determined by the Issuer, and, in the case of redemption at the option of Holder, a date that is not more than ten (10) calendar days after the date of delivery of the Redemption Notice.

SECTION 6.                                Acceleration.  This Note and the Indebtedness evidenced hereby is subject to acceleration under the terms and conditions set forth in the Bridge Loan Agreement.

SECTION 7.                                Security.  This Note and the obligations of the Issuer hereunder and under the other Loan Documents to which it is a party are secured by the security interests granted by the Issuer in the Collateral of the Issuer under the Security Agreement and the Pledge Agreement.  This Note is guaranteed by the Guarantors, and the obligations of each Guarantor under its guarantee are secured by the security interests granted by such Guarantor in the Collateral of each such Guarantor under the Security Agreement and the Pledge Agreement.

SECTION 8.                                Nevada Gaming Matters.  Notwithstanding anything to the contrary expressed or implied in this Note, the sale, assignment, transfer, pledge or other disposition of all or any portion of this Note or any of the Conversion Shares, or the exercise of conversion rights hereunder (any such sale, assignment, transfer, pledge, or other disposition or conversion, a “Transfer”) shall be ineffective unless approved in advance by the Nevada Gaming Authorities.

SECTION 9.                                Miscellaneous.

(a)                                  Any notice required by the provisions of this Note to be given to the Holder or the Issuer shall be given and deemed received or delivered in accordance with the provisions of Section 19 of the Bridge Loan Agreement.

(b)                                 In the event of prepayment or conversion of this Note in part only, a new note or notes for the unpaid or unconverted portion hereof will be issued in the name or names requested by the Holder upon the cancellation hereof.

(c)                                  The transfer of this Note is registrable on the books of the Issuer upon surrender of this Note for registration of transfer at the offices of the Issuer in Las Vegas, Nevada duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer duly executed by, the Holder or its attorney duly authorized in writing, and thereupon one or more new notes of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.  This Note is exchangeable for a like aggregate principal amount of notes of a different authorized denomination, as requested by the Holder.  No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

(d)                                 Prior to the due presentment of this Note for registration of transfer, the Issuer and any agent of the Issuer may treat the person in whose name this Note is registered as the owner hereof for all purposes, irrespective of whether this Note be overdue, and neither the Issuer nor any such agent shall be affected by notice to the contrary.

(e)                                  This Note shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by, construed under, and enforced in accordance with the laws of the State of New York.

(f)                                    The Issuer agrees, to the extent permitted by law, to pay to the Holder all costs and expenses (including attorneys’ fees) incurred by it in the collection hereof or the enforcement of any right or remedy provided for herein (including such costs and expenses incurred in connection with a workout or an insolvency or bankruptcy proceeding).

(g)                                 The provisions of the Sections 8 and 9 of the Bridge Loan Agreement are hereby incorporated into this Note by this reference.

(h)                                 In no event shall the interest rate or rates payable under this Note exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable.  The Issuer by its issuance hereof and the Holder by its acceptance hereof intend to legally agree upon the rate of interest and manner of payments stated herein; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum rate allowable under applicable law, then, ipso facto as of the date of this Note, the Issuer is and shall be liable only for the payment of such maximum amount as allowed by law, and payment received from the Issuer in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of this Note to the extent of such excess.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the undersigned has executed this Note effective as of the date first above written.

AMERICAN WAGERING, INC.,
a Nevada corporation

		By:	/s/ Victor Salerno
		Name:	Victor Salerno
		Title:	President

ATTEST:

/s/ John Salerno
Name:	John Salerno
Title:	Secretary

29.

Exhibit A

[FORM OF OPTIONAL CONVERSION NOTICE]

TO:

The undersigned owner of the attached Note hereby gives notice that, in accordance with the terms and conditions of such Note and the Bridge Loan Agreement dated [March     ], 2011, as amended, among American Wagering, Inc., a Nevada corporation (the “Issuer”), and [                          ], a [                          ], it hereby exercises its right to convert such Note, or portion hereof (which is $1,000 or an integral multiple thereof) below designated, into shares of Common Stock of the Issuer and directs that the shares issuable and deliverable upon the conversion, and any notes representing any unconverted principal amount thereof, be issued and delivered to the registered holder of such Note unless a different name has been indicated below.  If shares or a new note representing unconverted principal are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

[Name of Holder]

Dated:

By:
Name:
Title:

Principal Amount to be converted (in an
integral multiple of $1,000, if less than all):

$

Fill in for registration of shares
of Common Stock and note if to be
issued other than to the
registered Holder.

Name

Address

Please print name and address
(including zip code number)

SOCIAL SECURITY OR OTHER TAXPAYER
IDENTIFYING NUMBER

EXHIBIT B

FORM OF PLEDGE AGREEMENT

[See Attached]

PLEDGE AGREEMENT

This PLEDGE AGREEMENT (“Pledge Agreement”), dated as of April 13, 2011, between American Wagering, Inc., a Nevada corporation (“Company”), the other persons listed on the signature pages hereof, (the Company and the persons so listed being, collectively, “Pledgors” and each, a “Pledgor”), and William Hill Holdings Limited, a private limited company formed under the laws of England and Wales (“Secured Party”).

WHEREAS, Pledgors have entered into a Bridge Loan Agreement dated as of the date hereof (as amended, supplemented, restated or otherwise modified and in effect from time to time, the “Bridge Loan Agreement”), with Secured Party, pursuant to which, among other things, Secured Party has agreed to make loans to Company upon the terms and subject to the conditions specified in the Bridge Loan Agreement;

WHEREAS, in order to secure all Obligations, Pledgors have agreed to execute and deliver to Secured Party a pledge agreement in substantially the form hereof;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1                                               DEFINITIONS.

1.01                           Definition of Terms Used Herein Generally.  All capitalized terms used but not defined herein shall have the meanings set forth in the Bridge Loan Agreement.  All terms used herein and defined in the UCC shall have the same definitions herein as specified therein; provided, however, that if a term is defined in Article 9 of the UCC differently than in another Article of the UCC, the term has the meaning specified in Article 9 of the UCC.

1.02                           Definition of Certain Terms Used Herein.  As used herein, the following terms shall have the following meanings:

 “Bridge Loan Agreement” shall have the meaning assigned to such term in the preliminary statement of this Pledge Agreement.

“event” shall have the meaning assigned to such term in Section 8.03(a).

“Indemnified Party” shall have the meaning assigned to such term in Section 8.04.

“Pledged Collateral” shall have the meaning assigned to such term in Section 2.01.

“Pledged Securities” shall have the meaning assigned to such term in Section 2.02(a).

“Securities Act” shall have the meaning assigned to such term in Section 8.01(d).

“Security Interests” shall have the meaning assigned to such term in Section 7.

“UCC” means the Uniform Commercial Code as in effect, from time to time, in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

1.03                           Rules of Interpretation.  References to “sections”, “Exhibits” and “Schedules” shall be to Sections, Exhibits and Schedules, respectively, of this Pledge Agreement unless otherwise specifically provided.  Any of the terms defined in this Pledge Agreement may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. All references to statutes and related regulations shall include (unless otherwise specifically provided herein) any amendments of the same and any successor statutes and regulations.

Section 2                                               PLEDGE.

2.01                           Grant of Security Interest.  To secure the payment or performance, as the case may be, in full of the Obligations, whether at stated maturity, by acceleration or otherwise, each Pledgor hereby pledges to Secured Party, and grants to Secured Party a first priority (subject to Permitted Liens) Security Interest in, the collateral described in Section 2.02 (collectively, the “Pledged Collateral”).

2.02                           Description of Pledged Collateral.

(a)                      The Pledged Collateral is described as follows and on any separate schedules at any time furnished by any Pledgor to Secured Party (which schedules are hereby deemed part of this Pledge Agreement):

(i)                                     all right, title and interest of each Pledgor as a holder (whether now or in the future) in shares, member’s interests or other equity interests in any person (including, without limitation, those persons described on Schedule 2 hereto), or any warrants to purchase or depositary shares or other rights in respect of any such interests, and all shares of stock, certificates, instruments or other documents evidencing or representing the same (collectively, the “Pledged Equity”);

(ii)                                  all right, title and interest of each Pledgor in and to all present and future payments, proceeds, dividends, distributions, instruments, compensation, property, assets, interests and rights in connection with or related to the collateral listed in clause (i) above, and all monies due or to become due and payable to such Pledgor in connection with or related to such collateral or otherwise paid, issued or distributed from time to time in respect of or in exchange therefor, and any certificate, instrument or other document evidencing or representing the same (including, without limitation, all proceeds of dissolution or liquidation);

(iii)                               all Indebtedness from time to time owed to such Pledgor (including, without limitation, Indebtedness described on Schedule 2 hereto)  (such Indebtedness, the “Pledged Debt” and, collectively with the Pledged Equity, the “Pledged Securities”) and the instruments, if any, evidencing such Indebtedness, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Indebtedness;

(iv)                              any and all rights, powers, remedies and privileges of such Pledgor under or with respect to any of the foregoing, including all Liens securing and guarantees and other support obligations supporting the Pledged Debt;

(v)                                 all proceeds of all of the foregoing, of every kind, and all proceeds of such proceeds.

2.03                           Delivery of Certificates, Instruments, Etc.

(a)                      Each Pledgor shall deliver to Secured Party:

(i)                                     all original shares of stock, certificates, instruments (other than checks received in the ordinary course of business) and other documents evidencing or representing the Pledged Securities concurrently with the execution and delivery of this Pledge Agreement, except that the certificates, instruments and other documents evidencing the Pledged Equity of any issuer that is licensed by or registered with the Nevada Gaming Authorities shall be delivered upon the receipt of all approvals requested therefor, and

(ii)                                  the original shares of stock, certificates, instruments (other than checks received in the ordinary course of business) or other documents evidencing or representing all Pledged Collateral within ten (10) days after such Pledgor’s receipt thereof, except that the certificates, instruments and other documents evidencing the Pledged Equity of any issuer that is licensed by or registered with the Nevada Gaming Authorities shall be delivered upon the receipt of all approvals requested therefor.

(iii)                               all Pledged Securities that are certificated securities shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to Secured Party.

(d)                                 Registration.  At any time and from time to time upon and during the continuance of an Event of Default and subject to applicable Gaming Laws, Secured Party may cause all or any of the Pledged Securities to be transferred to or registered in its name or the name of its nominee or nominees.

(e)                                  Authorization to File Financing Statements.  Each Pledgor hereby irrevocably authorizes Secured Party at any time and from time to time to file in any appropriate jurisdiction in which the UCC has been adopted any initial financing statements and amendments thereto that (a) describe the Pledged Collateral, and (b) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any initial financing statement or amendment, including whether such Pledgor is an organization, the type of organization and any organization identification number issued to such Pledgor. Each Pledgor agrees to furnish any such information to Secured Party promptly upon request.

Section 3                                               REPRESENTATIONS AND WARRANTIES OF PLEDGOR.

Each Pledgor hereby represents and warrants to Secured Party that:

3.01                           Pledgor’s Legal Status.  (a) Such Pledgor’s type of organization, and jurisdiction of organization, is set forth in Schedule 1 hereto; and (b) Schedule 1 hereto sets forth such Pledgor’s organizational identification number or states that such Pledgor has none.

3.02                           Pledgor’s Legal Name.  Such Pledgor’s exact legal name is that set forth in Schedule 1 hereto and on the signature page hereof.

3.03                           [Reserved]

3.04                           Authority; Binding Obligation; No Conflict.  Such Pledgor has all requisite power and authority and is duly authorized to execute, deliver and perform its obligations in accordance with the terms of this Pledge Agreement and to grant to Secured Party the Security Interest in the Pledged Collateral pursuant hereto, without the consent or approval of any other person or entity other than any consent or approval which has been obtained and is in full force and effect, other than the NGC Approvals.  This Pledge Agreement has been duly executed and delivered by such Pledgor and constitutes a valid and binding obligation of such Pledgor, enforceable against such Pledgor in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws or equitable principles relating to or limiting creditor’s rights generally and except that the gaming approvals listed in paragraphs (a) and (b) of the NGC Approvals must be obtained for certain provisions hereof to be effective under Gaming Laws.  The granting to Secured Party of the Security Interest in the Pledged Collateral hereunder, the execution by such Pledgor of this Pledge Agreement and the performance by such Pledgor of its obligations hereunder do not and will not (a) result in the existence or imposition of any Lien nor obligate such Pledgor to create any Lien (other than such Security Interest) in favor of any person or entity over all or any of its assets; (b) violate, conflict with, constitute a default or event of default under, or result in any rights to accelerate or modify any obligations under any agreement, instrument, lease, mortgage, bond or indenture to which such Pledgor is a party or subject or to which any of its assets are subject; (c) conflict with such Pledgor’s articles or certificate of incorporation, by-laws, or other organizational or charter documents; or (d) subject to receipt of the NGC approvals, conflict with any law, regulation or judicial order binding on such Pledgor or any of the Pledged Collateral.

3.05                           Title to Collateral.  Such Pledgor is the legal and beneficial owner of the Pledged Collateral of such Pledgor free and clear of any Lien, except for Permitted Liens described in clauses (b) and (e) of the definition thereof. Such Pledgor has not filed or consented to the filing of (a) any financing statement or analogous document under the UCC or any other applicable laws covering any Pledged Collateral, (b) any assignment in which the Pledgor assigns any Pledged Collateral or any security agreement or similar instrument covering any Pledged Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect.

3.06                           Pledged Collateral.  Set forth on Schedule 2 hereto is a complete and accurate list of all Pledged Equity and Pledged Debt as of the date hereof.

3.07                           Percentage Ownership of Pledged Equity.  The Pledged Equity of each issuer specifically identified on Schedule 2 hereto constitutes, and until all Obligations (other than contingent obligations for which no claim has been made) have been irrevocably paid in cash and performed in full shall continue to constitute, the percentage of the outstanding equity of each such issuer as indicated on Schedule 2 hereto.

3.08                           Amount of Pledged Debt.  As of the date hereof, the Pledged Debt identified on Schedule 2 hereto constitutes all of the outstanding Indebtedness described in clauses (a) and (d) of the definition thereof owed to such Pledgor by the maker thereof and is outstanding in the principal amount indicated on Schedule 2 hereto.

3.09                           Due Authorization, Etc., of Stock; Not Margin Stock.  The Pledged Securities listed on Schedule 2 hereto have been duly authorized and validly issued and (to the extent applicable) are fully paid and non-assessable and are not subject to any options to purchase or similar rights of any person, and none of the Pledged Securities constitutes Margin Stock.

3.10                           Required Consents.  Except as may be required in connection with any disposition of any portion of the Pledged Securities by laws affecting the offering and sale of securities generally and except for the NGC Approvals, no consent of any person (including, without limitation, partners, shareholders or creditors of such Pledgor or of any subsidiary of such Pledgor) and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing (except as provided under applicable law with respect to the filing of amended financing statements or continuation statements) or declaration with, any governmental instrumentality is required in connection with (i) the execution, delivery, performance, validity or enforceability of this Pledge Agreement, (ii) the perfection or maintenance of the Security Interest created hereby (including the first priority nature (subject to Permitted Liens) of such Security Interest), or (iii) the exercise by Secured Party of the rights provided for in this Pledge Agreement.

3.11                           Nature of Security Interest.  Upon the delivery of the Pledged Securities to Secured Party properly endorsed for transfer to the Secured Party in blank (or accompanied by duly executed instruments of transfer or assignment in blank), the pledge of the Pledged Collateral pursuant to this Pledge Agreement creates a valid and perfected first priority Security Interest in the Pledged Collateral, securing the prompt and complete payment, performance and observance of the Obligations.

Section 4                                               COVENANTS OF PLEDGORS.

4.01                           Pledgor’s Legal Status.  No Pledgor shall change its type of organization, jurisdiction of organization or other legal structure.

4.02                           Pledgor’s Name.  Without providing at least ten (10) days prior written notice to Secured Party, no Pledgor shall change its name.

4.03                           Pledgor’s Organizational Number.  Without providing at least ten (10) days prior written notice to Secured Party, no Pledgor shall change its organizational identification number if it has one.  If such Pledgor does not have an organizational identification number and later obtains one, such Pledgor shall forthwith notify Secured Party of such organizational identification number.

4.04                           Restriction on Certain Changes Affecting Collateral.  No Pledgor shall, without the prior written consent of Secured Party, adjust, settle or compromise the amount or payment of any material Pledged Debt, release wholly or partly any obligor upon any Pledged Debt, or allow any credit or discount thereon.

4.05                           Title to Collateral.  (a) Except for the Security Interest herein granted, such Pledgor shall be the owner of the Pledged Collateral of such Pledgor free from any Lien (other than any Permitted Liens described in clauses (b) and (e) of the definition thereof), and such Pledgor, at its sole cost and expense, shall defend the same against all claims and demands of all persons at any time claiming the same or any interests therein materially adverse to Secured Party; and (b) such Pledgor shall not sell or otherwise dispose of, or pledge, mortgage or create, or suffer to exist a Lien on, the Pledged Collateral in favor of any person other than Secured Party and the inclusion of “proceeds” of the Pledged Collateral under the Security Interest granted herein shall not be deemed a consent by Secured Party to any sale or other disposition of any Pledged Collateral.

4.06                           [Reserved].

4.07                           Further Assurances.  Such Pledgor will, from time to time, at its expense, promptly execute and deliver all further instruments and documents and take all further action that may be necessary, or that Secured Party may reasonably request, in order to perfect and protect any Security Interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.

Section 5                                               VOTING RIGHTS AND CERTAIN PAYMENTS

5.01                           Voting Rights Prior to an Event of Default.  So long as no Event of Default shall have occurred and be continuing (or, for the avoidance of doubt, immediately upon the cure or waiver of any Event of Default in accordance with terms of the Bridge Loan Agreement), each Pledgor shall be entitled to exercise, as it shall think fit, but in a manner not inconsistent with the terms hereof, the voting power with respect to the Pledged Collateral of such Pledgor, and for that purpose Secured Party shall (if any Pledged Securities shall be registered in the name of Secured Party or its nominee) execute or cause to be executed from time to time, at the expense of such Pledgor, such proxies or other instruments in favor of such Pledgor or its nominee, in such form and for such purposes as shall be reasonably required by such Pledgor and shall be specified in a written request therefor, to enable it to exercise such voting power with respect to the Pledged Securities.

5.02                           Payments and Distributions.

(a)                      Upon the occurrence and during the continuance of an Event of Default, in case any payments, proceeds, dividends, distributions, monies, compensation, property, assets, instruments or rights upon or with respect to any of the Pledged Collateral is paid or payable (including, without limitation, cash paid with respect to the principal of, or in redemption or exchange of, any Pledged Debt), then and in any such event, subject to applicable Gaming Laws, such sum shall be paid by the applicable Pledgor over to Secured Party promptly, and in any event within ten (10) days after receipt thereof, to be held by Secured Party as additional collateral hereunder.

(b)                     In case any stock dividend shall be declared with respect to any of the Pledged Collateral, or any shares of stock or fractions thereof shall be issued pursuant to any stock split involving any of the Pledged Collateral, or any distribution of capital shall be made on any of the Pledged Collateral, or any shares, obligations or other property shall be distributed upon or with respect to the Pledged Collateral, in each case pursuant to a recapitalization or reclassification of the capital of the issuer thereof, or pursuant to the dissolution, liquidation (in whole or in part), bankruptcy or reorganization of such issuer, or to the merger or consolidation of such issuer with or into another corporation, the shares, obligations or other property so distributed and to the extent certificated (and subject to applicable Gaming Laws) shall be delivered by the applicable Pledgor to Secured Party promptly, and in any event within ten (10) days after receipt thereof, to be held by Secured Party as additional collateral hereunder subject to the terms of this Pledge Agreement, and all of the same shall constitute Pledged Collateral for all purposes hereof.

5.03                           Voting Rights and Ordinary Payments After an Event of Default.  Upon the occurrence and during the continuance of any Event of Default, all rights of each Pledgor to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 5.01 hereof shall cease, and thereupon, subject to applicable Gaming Laws, Secured Party shall be entitled to exercise all voting power with respect to the Pledged Securities during such Event of Default and otherwise to act with respect to the Pledged Collateral as outright owner thereof.

5.04                           Exercise of Remedies Relating to Pledged Debt.  No Pledgor shall accelerate, demand, sue for, collect, enforce any claim for or set off with respect to principal, premium, interest or any other amount constituting or payable with respect to Pledged Debt, foreclose any Lien securing Pledged Debt or otherwise exercise any remedy under the Pledged Debt or otherwise available to it with respect thereto (including filing, taking or maintaining any proceeding under any Debtor Relief Law against or with respect to the obligor under any Pledged Debt) or take any other action against any obligor under any Pledged Debt or the property of such obligor with respect to such Pledged Debt, without Secured Party’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed); provided that such Pledgor may take any of the foregoing actions in the ordinary course of business consistent with past practice that involve only amounts not in excess of $25,000 individually or $50,000 in the aggregate; and provided further that such Pledgor shall file a proof of claim in respect of the Pledged Debt in any proceeding under any Debtor Relief Law or any similar proceeding as and when required therein.  So long as an Event of Default shall exist, Secured Party, upon notice to such Pledgor, shall have the right to exercise any or all of the foregoing rights and remedies and to hold as Pledged Collateral any and all cash and other property received in connection therewith.

Section 6                                               ALL PAYMENTS IN TRUST.  All payments, proceeds, dividends, distributions, monies, compensation, property, assets, instruments or rights that are received by any pledgor contrary to the provisions of Section 5 hereof shall be received and held in trust for the benefit of secured party, shall be segregated by such pledgor from other funds of such pledgor and shall be forthwith paid over to secured party as pledged collateral in the same form as so received (with any necessary endorsement).

Section 7                                               EXPENSES.  Pledgors shall pay all expenses incurred by secured party in connection with the amendment, waiver, renegotiation, enforcement or collection of this pledge agreement or the exercise of remedies hereunder, including, without limitation, reasonable attorney’s fees, advertising costs, fees and expenses of advisors and investment bankers and other experts, on the same basis the borrower has agreed to pay such costs and expenses as set forth in Section 10(c) of the bridge loan agreement.  If any pledgor fails promptly to pay any portion of the above expenses when due or to perform any other obligation of such pledgor under this pledge agreement, secured party may, at its option, but shall not be required to, pay or perform the same and charge such pledgor for all costs and expenses incurred therefor, and such pledgor agrees to reimburse secured party therefor on demand.  All sums so paid or incurred by secured party for any of the foregoing, any and all other sums for which any pledgor may become liable hereunder and all such costs and expenses incurred by secured party in enforcing or protecting the security interests created under this pledge agreement (the “security interests”) or any of its rights or remedies under this pledge agreement shall be payable by pledgor on demand, shall constitute obligations, shall bear interest until paid at a rate of 14.5% per annum, calculated on the basis of a 360-day year and actual days elapsed.

Section 8                                               REMEDIES.

8.01                           Disposition Upon Default and Related Provisions.

(a)                      Upon the occurrence and during the continuance of an Event of Default, and subject to applicable Gaming Laws, Secured Party may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all rights of voting, exercise and conversion with respect to the Pledged Collateral and all of the rights and remedies of a secured party on default under the UCC at that time (whether or not applicable to the affected Pledged Collateral) and may also, without obligation to resort to other security, at any time and from time to time sell, resell, assign and deliver, in its sole discretion, all or any of the Pledged Collateral, in one or more parcels at the same or different times, and all right, title and interest, claim and demand therein and right of redemption thereof, on any securities exchange on which any Pledged Collateral may be listed, or at public or private sale, for cash, upon credit or for future delivery, and in connection therewith Secured Party may grant options.

(b)                     If any of the Pledged Collateral is sold by Secured Party upon credit or for future delivery, Secured Party shall not be liable for the failure of the purchaser to purchase or pay for the same and, in the event of any such failure, Secured Party may resell such Pledged Collateral. In no event shall Pledgor be credited with any part of the proceeds of sale of any Pledged Collateral until cash payment therefor has actually been received by Secured Party.

(c)                      Secured Party may purchase any Pledged Collateral at any public sale and, if any Pledged Collateral is of a type customarily sold in a recognized market or is of the type that is the subject of widely distributed standard price quotations, Secured Party may purchase such Pledged Collateral at private sale, and in each case may make payment therefor by any means, including, without limitation, by release or discharge of Obligations in lieu of cash payment.

(d)                     Each Pledgor recognizes that Secured Party may be unable to effect a public sale of all or part of the Pledged Collateral consisting of securities by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the “Securities Act”), or in applicable Blue Sky or other state securities laws, as now or hereafter in effect, but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor agrees that any such Pledged Collateral sold at any such private sale may be sold at a price and upon other terms less favorable to the seller than if sold at public sale and that each such private sale shall be deemed to have been made in a commercially reasonable manner.  Secured Party shall have no obligation to delay the sale of any such securities for the period of time necessary to permit the issuer of such securities, even if such issuer would agree, to register such securities for public sale under the Securities Act.  Each Pledgor agrees that private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

(e)                      No demand, advertisement or notice, all of which are hereby expressly waived, shall be required in connection with any sale or other disposition of any part of the Pledged Collateral that threatens to decline speedily in value or that is of a type customarily sold on a recognized market; otherwise Secured Party shall give Pledgors at least ten days’ prior notice of the time and place of any public sale and of the time after which any private sale or other disposition is to be made, which notice each Pledgor agrees is commercially reasonable.

(f)                        Secured Party shall not be obligated to make any sale of Pledged Collateral if it shall determine not to do so, regardless of the fact that notice of sale may have been given. Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned

(g)                     In addition, during the existence of an Event of Default, Secured Party or its employees or agents may, without notice to any Pledgor and at such time or times as Secured Party in its discretion may determine, in any Pledgor’s or in Secured Party’s name, collect any and all amounts due to any Pledgor from obligors with respect to any Pledged Debt by legal proceedings or otherwise;

(h)                     The remedies provided herein in favor of Secured Party shall not be deemed exclusive, but shall be cumulative, and shall be in addition to all other remedies in favor of Secured Party existing at law or in equity.

(i)                         To the extent that applicable law imposes duties on Secured Party to exercise remedies in a commercially reasonable manner, each Pledgor acknowledges and agrees that it is not commercially unreasonable for Secured Party (i) to advertise dispositions of Pledged Collateral through publications or media of general circulation; (ii) to contact other persons, whether or not in the same business as Pledgors, for expressions of interest in acquiring all or any portion of the Pledged Collateral; (iii) to hire one or more professional auctioneers to assist in the disposition of Pledged Collateral; (iv) to dispose of Pledged Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Pledged Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets; (v) to disclaim disposition warranties, or (vi) to the extent deemed appropriate by Secured Party, to obtain the services of brokers, investment bankers, consultants and other professionals to assist Secured Party in the disposition of any of the Pledged Collateral. Each Pledgor acknowledges that the purpose of this clause (i) is to provide non-exhaustive indications of what actions or omissions by Secured Party would not be commercially unreasonable in Secured Party’s exercise of remedies against the Pledged Collateral and that other actions or omissions by Secured Party shall not be deemed commercially unreasonable solely on account of not being indicated in this clause (i).  Without limiting the foregoing, nothing contained in this clause (i) shall be construed to grant any rights to any Pledgor or to impose any duties on Secured Party that would not have been granted or imposed by this Pledge Agreement or by applicable law in the absence of this clause (i).

8.02                           Secured Party Appointed Attorney-in-Fact

(a)                      To effectuate the terms and provisions hereof, subject to applicable Gaming Laws, each Pledgor hereby appoints Secured Party as Pledgor’s attorney-in-fact for the purpose, from and after the occurrence and during the continuance of an Event of Default, of carrying out the provisions of this Pledge Agreement and taking any action and executing any instrument that Secured Party from time to time in Secured Party’s reasonable discretion may deem necessary or advisable to accomplish the purposes of this Pledge Agreement.  Without limiting the generality of the foregoing, Secured Party shall, upon the occurrence and during the continuance of an Event of Default, have the right and power to:

(i)                                     receive, endorse and collect all checks and other orders for the payment of money made payable to such Pledgor representing any interest or dividend or other distribution or amount payable in respect of the Pledged Collateral or any part thereof and to give full discharge for the same;

(ii)                                  execute endorsements, assignments or other instruments of conveyance or transfer with respect to all or any of the Pledged Collateral;

(iii)                               exercise all rights of such Pledgor as owner of the Pledged Collateral including, without limitation, the right to sign any and all amendments, instruments, certificates, proxies, and other writings necessary or advisable to exercise all rights and privileges of (or on behalf of) the owner of the Pledged Collateral, including, without limitation, all voting rights with respect to the Pledged Securities;

(iv)                              ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Pledged Collateral;

(b)                     file any claims or take any action or institute any proceedings that Secured Party may deem necessary or desirable for the collection of any of the Pledged Collateral or otherwise to enforce the rights of Secured Party with respect to any of the Pledged Collateral; and

(i)                                     generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Pledged Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Secured Party’s option and such Pledgor’s expense, at any time or from time to time, all acts and things that Secured Party deems reasonably necessary to protect, preserve or realize upon the Pledged Collateral.

(c)                      each Pledgor hereby ratifies and approves all acts of Secured Party made or taken pursuant to this Section 8.02 (provided, that such Pledgor does not, by virtue of such ratification, release any claim that such Pledgor may otherwise have against Secured Party for any such acts made or taken by Secured Party through gross negligence, willful misconduct or bad faith). Neither Secured Party nor any person designated by Secured Party shall be liable for any acts or omissions or for any error of judgment or mistake of fact or law, except such as may result from Secured Party’s gross negligence, bad faith or willful misconduct.  This power, being coupled with an interest, is irrevocable so long as this Pledge Agreement shall remain in force.

8.03                           Secured Party’s Duties of Reasonable Care.

(a)                      Secured Party shall have the duty to exercise reasonable care in the custody and preservation of any Pledged Collateral in its possession, which duty shall be fully satisfied if such Pledged Collateral is accorded treatment substantially equal to that which Secured Party accords its own property and, upon exercise of any of Secured Party’s rights under Section 5, with respect to any calls, conversions, exchanges, redemptions, offers, tenders or similar matters relating to any such Pledged Collateral (herein called “events “),

(i)                                     Secured Party exercises reasonable care to ascertain the occurrence and to give reasonable notice to Pledgors of any events applicable to any Pledged Securities that are registered and held in the name of Secured Party or its nominee,

(ii)                                  Secured Party gives Pledgors reasonable notice of the occurrence of any events of which Secured Party has received actual knowledge, which events are applicable to any securities that are in bearer form or are not registered and held in the name of Secured Party or its nominee (each Pledgor agreeing to give Secured Party reasonable notice of the occurrence of any events of which such Pledgor has knowledge, which events are applicable to any securities in the possession of Secured Party), and

(iii)                               Secured Party endeavors to take such action with respect to any of the events as any Pledgor may reasonably and specifically request in writing in sufficient time for such action to be evaluated and taken or, if Secured Party reasonably believes that the action requested would adversely affect the value of the Pledged Collateral as collateral or the collection of the Obligations, or would otherwise prejudice the interests of Secured Party, Secured Party gives reasonable notice to such Pledgor that any such requested action will not be taken and, if Secured Party makes such determination or if such Pledgor fails to make such timely request, Secured Party takes such other action as it deems advisable in the circumstances.

(iv)                              Except as hereinabove specifically set forth, Secured Party shall have no further obligation to ascertain the occurrence of, or to notify any Pledgor with respect to, any events and shall not be deemed to assume any such further obligation as a result of the establishment by Secured Party of any internal procedures with respect to any securities in its possession, nor shall Secured Party be deemed to assume any other responsibility for, or obligation or duty with respect to, any Pledged Collateral or its use of any nature or kind, or any matter or proceedings arising out of or relating thereto, including, without limitation, any obligation or duty to take any action to collect, preserve or protect its or any Pledgor’s rights in the Pledged Collateral or against any prior parties thereto, but the same shall be at such Pledgor’s sole risk and responsibility at all times.

8.04                           Indemnification.  Pledgor hereby releases Secured Party and the officers, shareholders, members, directors, employees and agents thereof (each, an “Indemnified Party”) from any claims, causes of action and demands at any time arising out of or with respect to this Pledge Agreement, the Obligations, the Pledged Collateral and its use and/or any actions taken or omitted to be taken by such Indemnified Party with respect thereto (except such claims, causes of action and demands arising from the bad faith, gross negligence or willful misconduct of such Indemnified Party) and Pledgor hereby agrees to hold each Indemnified Party harmless from and with respect to any and all such claims, causes of action and demands (except such claims, causes of action and demands arising from the gross negligence or willful misconduct or bad faith of such Indemnified Party).

8.05                           Prior Recourse.  Secured Party’s prior recourse to any Pledged Collateral shall not constitute a condition of any demand, suit or proceeding for payment or collection of the Obligations.

8.06                           Secured Party May Perform.  If Pledgor fails to perform any agreement contained herein, Secured Party may itself perform or cause performance of such agreement, and the expenses of Secured Party incurred in connection therewith shall be treated as provided in Section 7 hereof.

Section 9                                               SURETYSHIP WAIVERS BY PLEDGORS; OBLIGATIONS ABSOLUTE.

(a)                      Each Pledgor waives demand, notice, protest, notice of acceptance of this Pledge Agreement, notice of loans made, credit extended, collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. thereof, all in such manner and at such time or times as the Secured Party may deem advisable.  The Secured Party shall have no duty as to the collection or protection of the Pledged Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto beyond the safe custody thereof as set forth in Section 8.03.

(b)                     All rights of the Secured Party hereunder, the Security Interests and all obligations of each Pledgor hereunder shall be absolute and unconditional irrespective of (i) any lack of validity or enforceability of the Bridge Loan Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Bridge Loan Agreement, any other Loan Document, or any other agreement or instrument, (iii) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from or any acceptance of partial payment thereon and or settlement, compromise or adjustment of any Secured Obligation or of any guarantee, securing or guaranteeing all or any of the Obligations, or (iv) any other circumstance that might otherwise constitute a defense (other than defense of payment) available to, or a discharge of, such Pledgor in respect of the or this Pledge Agreement.

Section 10                                         MARSHALLING.  Secured party shall not be required to marshal any present or future collateral security (including but not limited to this pledge agreement and the pledged collateral) for, or other assurances of payment of, the obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising.  To the extent that it lawfully may, each pledgor hereby agrees that it shall not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of secured party’s rights under this pledge agreement or under any other instrument creating or evidencing any of the obligations or under which any of the obligations is outstanding or by which any of the obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each pledgor hereby irrevocably waives the benefits of all such laws.

Section 11                                         PROCEEDS OF DISPOSITIONS.  Any proceeds of collection or sale of the obligations or collateral shall, to the extent actually received in cash, be applied to the payment of the remaining obligations first, to pay all advances, charges, costs and expenses payable to secured party pursuant to the loan documents (including, without limitation, pursuant to Section 7), including all amounts payable to secured party in connection with any indemnity under the loan documents (including without limitation Section 8.04 hereof and Section 10 of the bridge loan agreement), and second, for application against or on account of the remaining obligations, proper allowance and provision being made for any obligations not then due or held as additional collateral.  Upon the final payment and satisfaction in full of all of the obligations (other than contingent indemnification obligations for which no claim has been made) and the termination of the secured party’s commitment to make loans under the bridge loan agreement and after making any payments required by Sections 9-608(a)(1)(c) or 9-615(a)(3) of the ucc, any excess shall be returned to pledgors, and in any event pledgors shall remain liable for any deficiency in the payment of the obligations.

Section 12                                         REINSTATEMENT.  The obligations of pledgors pursuant to this pledge agreement shall continue to be effective or automatically be reinstated, as the case may be, if at any time payment of any of the obligations is rescinded or otherwise must be restored or returned by secured party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any pledgor or any other obligor or otherwise, all as though such payment had not been made.

Section 13                                         MISCELLANEOUS.

13.01                     Notices.   All notices and other communications provided for hereunder shall be in writing and shall be sent in accordance with Section 19 of the Bridge Loan Agreement.

13.02                     Governing Law.  This Pledge Agreement and the transactions contemplated hereby, and all disputes between the parties under or relating to this Pledge Agreement or the facts and circumstances leading to its execution, whether in contract, tort or otherwise, shall be construed in accordance with and governed by the laws (including statutes of limitation) of the State of New York, without regard to conflicts of law principles that would require the application of the laws of another jurisdiction.  Notwithstanding the foregoing, this Pledge Agreement is subject to Gaming Laws to the extent applicable.

13.03                     Termination.  Upon (i) the indefeasible payment in full in cash of the Obligations (other than contingent indemnification obligations for which no claim has been made) and (ii) the termination in full in cash of the Commitments, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the applicable Pledgor; provided that all indemnities set forth herein including, without limitation, in Section 8.04 hereof, shall survive any such termination. Upon any such termination as contemplated in this Section 13.03, the Secured Party will, at the applicable Pledgor’s expense, execute and deliver to such Pledgor such documents as such Pledgor shall reasonably request to evidence such termination.

13.04                     Counterparts. This Pledge Agreement may be executed in two or more separate counterparts, each of which shall constitute an original and all of which shall collectively and separately constitute one and the same agreement.

13.05                     Headings.  The headings of each section of this Pledge Agreement are for convenience only and shall not define or limit the provisions thereof.

13.06                     No Strict Construction.  The parties hereto have participated jointly in the negotiation and drafting of this Pledge Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Pledge Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Pledge Agreement.

13.07                     Severability.  In the event any one or more of the provisions contained in this Pledge Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).

13.08                     Survival of Agreement.  All covenants, agreements, representations and warranties made by the Pledgor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Pledge Agreement shall be considered to have been relied upon by the Secured Party and shall survive the execution and delivery of the Bridge Loan Agreement and the advance of all extensions of credit contemplated thereby, regardless of any investigation made by the Secured Party, and shall continue in full force and effect until this Pledge Agreement shall terminate (or thereafter to the extent expressly provided herein).

13.09                     Binding Effect; Several Agreement.  This Pledge Agreement is binding upon the Pledgors and the Secured Party and their respective successors and assigns, and shall inure to the benefit of the Pledgor, the Secured Party and their respective successors and assigns, except that each party’s right to assign or transfer its rights or obligations hereunder or any interest herein shall be in accordance with Section 18 of the Bridge Loan Agreement.

13.10                     Waivers; Amendment.

(a)                      No failure or delay of the Secured Party in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Secured Party hereunder and of the Secured Party under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provisions of this Pledge Agreement or consent to any departure by any Pledgor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice to or demand on any Pledgor in any case shall entitle such Pledgor to any other or further notice or demand in similar or other circumstances.

(b)                     Neither this Pledge Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Secured Party and the Pledgors in accordance with Section 23 of the Bridge Loan Agreement.

Section 13.11                          Gaming Approvals.  Notwithstanding anything to the contrary set forth in this Pledge Agreement, Secured Party acknowledges that:

(a)                                  to the extent the Pledged Equity includes stock or member’s interests in an entity or entities licensed by or registered with the Nevada Gaming Authorities, the pledge of such Pledged Equity under this Pledge Agreement and any restrictions on transfer or agreements not to encumber such Pledged Equity hereunder shall not be effective without the prior approval of the Nevada Gaming Authorities, and the relevant Pledgor may not deliver to Secured Party or its agent in Nevada any certificates evidencing such Pledged Equity until such approval has been obtained;

(b)                                 any amendment of this Pledge Agreement shall not be effective without the approval of the applicable Nevada Gaming Authorities;

(c)                                  Secured Party shall be required to maintain the certificates evidencing the Pledged Equity of any gaming licensee or registered company at a location in Nevada provided to the Nevada Gaming Authorities, and Secured Party shall permit agents or employees of the Nevada Gaming Authorities to inspect such certificates upon request during normal business hours; and

(d)                                 the exercise by Secured Party of certain of its rights and remedies hereunder, including foreclosure or transfer of any interest in such Pledged Equity (except back to the relevant Pledgor), the exercise of certain voting and consensual rights, and enforcement of the security interest in such Pledged Equity, such action may require the approval of the applicable Nevada Gaming Authorities unless such requirement is waived thereby.

[signature page follows]

IN WITNESS WHEREOF, intending to be legally bound, each of the undersigned Pledgors has caused this Pledge Agreement to be duly executed as of the date first above written.

PLEDGORS:

American Wagering, Inc.		Computerized Bookmaking Systems, Inc.

By:	/s/ Victor Salerno	By:	/s/ Victor Salerno
Name:	Victor Salerno	Name:	Victor Salerno
Its:	President	Its:	President

Leroy’s Horse & Sports Place, Inc.		AWI Manufacturing, Inc.

By:	/s/ Victor Salerno	By:	/s/ Victor Salerno
Name:	Victor Salerno	Name:	Victor Salerno
Its:	President	Its:	President

ExactGeo Media, LLC		Sports Mobile Fantasy, LLC

By:	/s/ Thomas Willer	By:	/s/ John Salerno
Name:	Thomas Willer	Name:	John Salerno
Its:	Manager	Its:	Manager

Accepted and Agreed:

William Hill Holdings Limited,

as Secured Party

By:	/s/ Neil Cooper
Name:	Neil Cooper
Its:	Director

Signature Page to Pledge Agreement

EXHIBIT C

FORM OF SECURITY AGREEMENT

[See Attached]

Signature Page to Pledge Agreement

SECURITY AGREEMENT

This SECURITY AGREEMENT (“Security Agreement”) is entered into on April 13, 2011 (the “Effective Date”) by and between American Wagering, Inc., a Nevada corporation (“Company”), and the other persons listed on the signature pages hereof (the Company and the persons so listed being, collectively, “Grantors” and each, a “Grantor”), and William Hill Holdings Limited, a private limited company formed under the laws of England and Wales (“Secured Party”).

RECITALS

WHEREAS, Grantors have entered into a Bridge Loan Agreement dated as of the date hereof (as amended, supplemented, restated or otherwise modified and in effect from time to time, the “Bridge Loan Agreement”), with Secured Party, pursuant to which, among other things, Secured Party has agreed to make loans to Company upon the terms and subject to the conditions specified in the Bridge Loan Agreement;

WHEREAS, in order to secure all of their respective Obligations under the Loan Documents, Grantors have agreed to execute and deliver to Secured Party a security agreement in substantially the form hereof;

WHEREAS, terms defined in the Bridge Loan Agreement and not otherwise defined in this Security Agreement are used in this Security Agreement as defined in the Bridge Loan Agreement.  Further, unless otherwise defined in this Security Agreement or in the Bridge Loan Agreement, terms defined in Article 8 or 9 of the UCC (as defined below) are used in this Security Agreement as such terms are defined in such Article 8 or 9. “UCC” means the Uniform Commercial Code as in effect, from time to time, in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

NOW, THEREFORE, in consideration of the promises and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                       Grant of Security Interest.

(a)                                  To secure the payment or performance, as the case may be, in full of the Obligations, whether at stated maturity, by acceleration or otherwise, each Grantor hereby grants to Secured Party a first priority Lien (subject to Permitted Liens) upon such Grantor’s right, title and interest in and to the following, in each case, as to each type of property described below, whether now owned or hereafter acquired by such Grantor, wherever located, and whether now or hereafter existing or arising (collectively, the “Collateral”):

(i)                                     all accounts (including, without limitation, health-care-insurance receivables), accounts receivable, deposit accounts, letter-of-credit rights, agreements, documents, instruments, general intangibles (including, without limitation, payment intangibles) and other obligations of any kind, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services and whether or not earned by performance, and all rights now or hereafter existing in and to all supporting obligations and in and to all security agreements, mortgages, Liens, leases, letters of credit and other contracts securing or otherwise relating to the foregoing property;

(ii)                                  chattel paper (including, without limitation, tangible chattel paper and electronic chattel paper);

(iii)                               all equipment in all of its forms, including, without limitation, all machinery, tools, motor vehicles, vessels, aircraft, furniture and fixtures, and all parts thereof and all accessions thereto, including, without limitation, computer programs and supporting information that constitute equipment within the meaning of the UCC;

(iv)                              all goods and inventory in all of its forms, including, without limitation, (A) all raw materials, work in process, finished goods and materials used or consumed in the manufacture, production, preparation or shipping thereof, (B) goods in which such Grantor has an interest in mass or a joint or other interest or right of any kind (including, without limitation, goods in which such Grantor has an interest or right as consignee) and (C) goods that are returned to or repossessed or stopped in transit by such Grantor, and all accessions thereto and products thereof and documents therefor, including, without limitation, computer programs and supporting information that constitute inventory within the meaning of the UCC;

(v)                                 the following (collectively, the “Intellectual Property Collateral”):

(1)                                  all patents, patent applications, utility models and statutory invention registrations, all inventions claimed or disclosed therein and all improvements thereto (“Patents”);

(2)                                  all trademarks, service marks, domain names, trade dress, logos, designs, slogans, trade names, business names, corporate names and other source identifiers, whether registered or unregistered, together, in each case, with the goodwill symbolized thereby (“Trademarks”);

(3)                                  all copyrights, including, without limitation, copyrights in Computer Software (as hereinafter defined), internet web sites and the content thereof, whether registered or unregistered (“Copyrights”);

(4)                                  all computer software, programs and databases (including, without limitation, source code, object code and all related applications and data files), firmware and documentation and materials relating thereto, together with any and all maintenance rights, service rights, programming rights, hosting rights, test rights, improvement rights, renewal rights and indemnification rights and any substitutions, replacements, improvements, error corrections, updates and new versions of any of the foregoing (“Computer Software”);

(5)                                  all confidential and proprietary information, including, without limitation, know-how, trade secrets, manufacturing and production processes and techniques, inventions, research and development information, databases and data, including, without limitation, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information (collectively, “Trade Secrets”), and

(6)                                  all other intellectual, industrial and intangible property of any type, including, without limitation, industrial designs and mask works;

(7)                                  all registrations and applications for registration for any of the foregoing, including, without limitation, those registrations and applications for registration set forth in Schedule 2 hereto (as such Schedule 2 may be supplemented from time to time), together with all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations thereof;

(8)                                  all tangible embodiments of the foregoing, all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto;

(9)                                  all written agreements to which any Grantor is a party and pursuant to which any Grantor is a licensee of any rights under any intellectual property owned by any third party and all rights of any Grantor with respect to such agreements, including, without limitation, the agreements set forth on Schedule 2 hereto (the “Inbound Licenses”);

(10)                            all written agreements to which any Grantor is a party and pursuant to which any third party is (i) a licensee of any rights under any intellectual property owned by such Grantor or (ii) granted a license by such Grantor of any rights under any intellectual property exclusively licensed to such Grantor, and all rights of any Grantor with respect to such agreements, including, without limitation, the agreements set forth on Schedule 2 hereto (the “Outbound Licenses” and, collectively with the Inbound Licenses, the “IP Licenses”); and

(11)                            any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation,

misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages;

(vi)                              all commercial tort claims described in Schedule 4 hereto and any commercial tort claims as to which the Grantors have complied with the requirements of Section 5(i)(iii);

(vii)                           all right, title and interest of each Grantor as a holder (whether now or in the future) in shares or other equity interests in any person, or any warrants to purchase or depositary shares or other rights in respect of any such interests, and all shares of stock, certificates, instruments or other documents evidencing or representing the same, except the Pledged Equity covered by the Pledge Agreement to the extent issued by an entity which is licensed or registered with the Nevada Gaming Authorities (the “Pledged Gaming Company Equity”) (collectively, the “Pledged Equity”),

(viii)                        all right, title and interest of each Grantor in and to all present and future payments, proceeds, dividends, distributions, instruments, compensation, property, assets, interests and rights in connection with or related to the collateral listed in clause (vii) above, and all monies due or to become due and payable to such Grantor in connection with or related to such collateral or otherwise paid, issued or distributed from time to time in respect of or in exchange therefor, and any certificate, instrument or other document evidencing or representing the same (including, without limitation, all proceeds of dissolution or liquidation);

(ix)                                all indebtedness from time to time owed to such Grantor (such indebtedness, the “Pledged Debt”) and the instruments (including, without limitation, promissory notes), if any, evidencing such indebtedness, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness;

(x)                                   any and all rights, powers, remedies and privileges of such Grantor under or with respect to any of the foregoing, including all Liens securing and guarantees and other support obligations supporting the Pledged Debt;

(xi)                                all securities accounts, all security entitlements with respect to all financial assets from time to time credited to any securities account, and all financial assets, and all dividends, distributions, return of capital, interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such security entitlements or such financial assets and all warrants, rights or options issued thereon or with respect thereto;

(xii)                             all other investment property (including, without limitation, all (A) securities, whether certificated or uncertificated, (B) security entitlements and (C)

securities accounts) in which such Grantor has now, or acquires from time to time hereafter, any right, title or interest in any manner, and the certificates or instruments, if any, representing or evidencing such investment property, and all dividends, distributions, return of capital, interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such investment property and all warrants, rights or options issued thereon or with respect thereto, other than the Pledged Gaming Company Equity;

(xiii)                          all cash and cash equivalents;

(xiv)                         all books and records relating to or in connection with the foregoing;

(xv)                            all supporting obligations relating to any of the foregoing; and

(xvi)                         all proceeds and accessions with respect to any of the foregoing (including, without limitation, all payments under insurance (whether or not the Lender is the loss payee thereof)).

Notwithstanding anything to the contrary contained in this clause (a), the Lien created by this Security Agreement shall not extend to, and the term “Collateral” shall not include, any property that is Excluded Property.

“Excluded Property” means

(a)                                  any agreement with a third party existing on the date hereof, or any such agreement hereafter existing that is permitted under the Loan Documents, to the extent such agreement prohibits the grant of a Lien on (but not merely the assignment of or of any interest in) such agreement or any of the Grantor’s rights thereunder without the consent of such third party (which consent has not been obtained), except to the extent any such restriction, prohibition and/or requirement of consent is rendered ineffective by applicable law (including, without limitation, pursuant to Sections 9-401, 9-406, 9-407, 9-408 or 9-409 of the UCC, and any successor provision thereto or any other applicable law including the Bankruptcy Code or principles of equity);

(b)                                 equipment owned by any Grantor on the date hereof or hereafter acquired that is subject to a Permitted Lien securing a purchase money obligation or capitalized leases permitted to be incurred pursuant to Section 9 of the Bridge Loan Agreement if the contract or other agreement in which such Permitted Lien is granted (or the documentation providing for such purchase money obligation or capitalized lease) validly prohibits the creation of any other Lien on such equipment;

(c)                                  United States intent-to-use trademark and service mark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law;

provided, however, that: (i) Excluded Property shall not include any proceeds, substitutions or replacements of any Excluded Property referred to above (unless such proceeds, substitutions or replacements would constitute Excluded Property referred to above) and (ii) for the avoidance of doubt, property which constitutes Excluded Property pursuant to clause (a) above shall cease being Excluded Property immediately upon any such restriction, prohibition and/or requirement of consent either being no longer effective and enforceable under applicable law or being rendered ineffective by applicable law (including, without limitation, pursuant to Sections 9-401, 9-406, 9-407, 9-408 or 9-409 of the UCC).

(b)                                 Such security interest constitutes a valid security interest in the Collateral.  Each Grantor shall take such action, or authorizes Secured Party at such Grantor’s sole expense, to file one or more financing statements (X) describing the Collateral as “all assets” of such Grantor or words of similar effect, and (Y) containing any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any initial financing statement or amendment, including whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor, in any and all jurisdictions where, and with any and all governmental authorities with which, Secured Party in its reasonable judgment deems such filing to be necessary or appropriate to perfect and establish the priority of the Liens granted herein (including any amendments, modifications, extensions, or renewals thereof) including, without limitation, the Secretary of State of the State of Nevada.  Each Grantor agrees to furnish any such information to Secured Party promptly upon Secured Party’s request.

2.                                       Grantor Remains Liable.  Anything herein to the contrary notwithstanding, (a) each Grantor shall remain liable under the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Security Agreement had not been executed, (b) the exercise by Secured Party of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, and (c) Secured Party shall not have any obligations or liability under the contracts and agreements included in the Collateral by reason of this Security Agreement or the Loan Agreement, nor shall Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

3.                                       Use of Collateral.  For so long as (i) no Event of Default shall have occurred and be continuing and (ii) Secured Party has not either (A) exercised remedies or commenced any enforcement actions under this Security Agreement or any other Loan Document or (B) given notice to any Grantor (which notice may be given telephonically) of its intent to exercise any such remedies or commence any such enforcement action, each Grantor shall be entitled to use and possess the Collateral, subject to the rights, remedies, powers, and privileges of Secured Party under this Security Agreement and the other Loan Documents.

4.                                       Representations and Warranties of Grantors.  Each Grantor hereby represents and warrants to Secured Party that:

(a)                                  Such Grantor has all requisite power, and authority to enter into this Security Agreement, and is duly authorized to execute, deliver and perform its obligations under this Security Agreement, without the consent, approval, authorization of, or notice to (other than those that have been obtained or delivered, as applicable, and other than the NGC Approvals), any other person or entity, including any governmental entity or regulatory authority;

(b)                                 Such Grantor has good and marketable title to the Collateral free and clear of any Lien, except for the Liens in favor of Secured Party and Permitted Liens.  Such Grantor has not filed or consented to the filing of (i) any financing statement or analogous document under the UCC or any other applicable laws covering any Collateral, (ii) any assignment in which such Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for the Liens in favor of Secured Party and Permitted Iens.

(c)                                  Such Grantor is duly organized and validly existing under the laws of the State of Nevada, and is in good standing and qualified to do business in each state in which the nature of its business or property so requires; such Grantor’s type of organization, and jurisdiction of organization, is set forth in Schedule 1 hereto; and Schedule 1 hereto sets forth such Grantor’s organizational identification number or states that such Grantor has none.

(d)                                 The execution and delivery of, and performance by each Grantor of its obligations under, this Security Agreement and compliance with the terms, conditions and provisions hereof are not prohibited or restricted under such Grantor’s articles or certificate of incorporation, by-laws, or other organizational or charter documents.  The execution and delivery of, and performance by each Grantor of its obligations under, this Security Agreement and the transactions contemplated hereby (i) subject to receipt of the NGC Approvals, do not conflict with or result in any material breach or contravention of any Requirement of Law to which such Grantor is subject, (ii) will not result in the existence or imposition of any Lien nor obligate such Grantor to create any Lien (other than the Lien in favor of Secured Party) in favor of any person or entity over all or any of its assets, and (iii) do not violate, conflict with, constitute a default or event of default under, or result in any rights to accelerate or modify any obligations under any agreement, instrument, lease, mortgage, or indenture to which such Grantor is a party or subject, or to which any of its assets are subject;

(e)                                  This Security Agreement has been duly executed and delivered by such Grantor and constitutes a valid and legally binding obligation of such Grantor, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws relating to or affecting generally the enforcement of creditors’ rights and by equitable principles of general applicability (regardless of whether such enforceability is considered in a proceeding in equity or at law), subject to receipt of the NGC Approvals and the Gaming Approvals;

(f)                                    The security interest granted hereby in and to the Collateral constitutes a present, valid and binding security interest as collateral security for the Obligations;

(g)                                 Company and the other Grantors share an identity of interests as members of a combined group of companies; and each Grantor will derive substantial direct and indirect benefits from the making of the loans to Company by Secured Party;

(h)                                 To such Grantor’s knowledge, the operation of such Grantor’s business as currently conducted or as contemplated to be conducted and the use of the Intellectual Property Collateral in connection therewith do not conflict with, infringe, misappropriate, dilute, misuse or otherwise violate the intellectual property rights of any third party, except to the extent any such infringement, misappropriation, dilution, misuse or other violation could not reasonably be expected to result in a Material Adverse Effect;

(i)                                     Such Grantor is the exclusive owner of all right, title and interest in and to the Intellectual Property Collateral owned by such Grantor, except to the extent that the failure to so own such Intellectual Property Collateral could not reasonably be expected to result in a Material Adverse Effect;

(j)                                     Such Grantor has the right under the Inbound Licenses to use, exploit or otherwise commercialize all intellectual property owned by third parties as used, exploited or otherwise commercialized in the operation of its business;

(k)                                  The Intellectual Property Collateral set forth on Schedule 2 hereto includes all material registered patents, patent applications, domain names, trademark registrations and applications (excluding any intent-to-use trademark or service mark applications), copyright registrations and applications owned by such Grantor as of the date hereof, as well as all Outbound Licenses and all Inbound Licenses (other than (i) non-exclusive licenses granted by such Grantor to its customers in the ordinary course of business and (ii) standard end user license agreements for commercially available off-the-shelf software involving total license fees, royalties or similar payments by Company or its Subsidiaries of not more than $50,000);

(l)                                     (i) The IP Licenses are, valid, binding and in full force and effect, (ii) no Grantor is in default or breach thereunder, and (iii) there is no event or circumstance that with notice or lapse of time or both would constitute a default or event of default on the part of such Grantor or, to the knowledge of such Grantor, any other party thereto or give to any other party thereto the right to terminate or modify any IP License, except in each case as could not reasonably be expected to have a Material Adverse Effect;

(m)                               The Intellectual Property Collateral owned by each Grantor is subsisting and has not been adjudged invalid or unenforceable in whole or in part, and to the best of such Grantor’s knowledge, is valid and enforceable, except to the extent that any such failure to subsist, invalidity or unenforceability could not reasonably be expected to result in a Material Adverse Effect;

(n)                                 Such Grantor has made or performed all filings, recordings and other acts and has paid all required fees and taxes to maintain and protect its interest in each and every such item of Intellectual Property Collateral owned by such Grantor in full force and effect throughout the United States, and to protect and maintain its interest therein including, without limitation, recordations of any of its interests in the Patents and Trademarks with the U.S. Patent and Trademark Office, and recordation of any of its interests in the Copyrights with the U.S. Copyright Office, except to the extent that any failure to make or perform such filings, recording or other acts, to pay such required fees and taxes or to maintain and protect such interest so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Such Grantor has used proper statutory notice in connection with its use of each patent, trademark and copyright in the Intellectual Property Collateral, except to the extent that any such failure to use proper statutory notice could not reasonably be expected to result in a Material Adverse Effect;

(o)                                 Except as set forth on Schedule 3 hereto, no claim, action, suit, investigation, litigation or proceeding has been asserted or is pending or to such Grantor’s knowledge threatened against such Grantor (i) based upon or challenging or seeking to deny or restrict the Grantor’s rights in or use of any of the Intellectual Property Collateral, (ii) alleging that the Grantor’s rights in or use of the Intellectual Property Collateral or that any services provided by, processes used by, or products manufactured or sold by, such Grantor infringe, misappropriate, dilute, misuse or otherwise violate any patent, trademark, copyright or any other proprietary right of any third party, or (iii) alleging that the Intellectual Property Collateral is being licensed or sublicensed in violation or contravention of the terms of any license or other agreement if in any such case an adverse determination could reasonably be expected to result in a Material Adverse Effect. To such Grantor’s knowledge, no person is engaging in any activity that infringes, misappropriates, dilutes, misuses or otherwise violates the Intellectual Property Collateral or the Grantor’s rights in or use thereof where such activity could reasonably be expected to result in a Material Adverse Effect. Except as set forth on Schedule 2 hereto, as of the date hereof, such Grantor has not granted any release, covenant not to sue, non-assertion assurance, or other right to any Person with respect to any part of the Intellectual Property Collateral. The consummation of the transactions contemplated by the Loan Documents will not result in the termination or material impairment of any of the material Intellectual Property Collateral;

(p)                                 As of the date hereof, the Grantor has no commercial tort claims (as defined in Section 9-102(13) of the UCC) seeking damages, individually or in the aggregate, in excess of $25,000 of which it is aware other than those listed in Schedule 4 hereto.

5.                                       Covenants of Grantors.  For as long as the Obligations (other than contingent indemnification obligations for which no claim has been made) from Company to Secured Party remains outstanding under the Bridge Loan Agreement, each Grantor hereby covenants:

(a)                                  Such Grantor agrees that, other than in the case of a Permitted Disposition, Permitted Lien, or Permitted Indebtedness, without the prior written consent of Secured Party it will not sell, pledge, or otherwise dispose of any Collateral now or in the future owned by such Grantor or permit or suffer to exist any Lien or encumbrance to exist on any Collateral in favor of any person other than Secured Party, or create or assume any obligation for borrowed money, except for borrowings from Secured Party.

(b)                                 So long as Secured Party exercises reasonable care with respect to any Collateral in its possession, custody or control, Secured Party shall have no duty as to the collection or protection of Collateral or any income from the Collateral, nor as to the preservation of rights against prior parties, nor as to the preservation of any right pertaining to the Collateral.  Secured Party shall be deemed to have exercised reasonable care within the meaning of the preceding sentence if the Collateral in the possession, custody or control of Secured Party is accorded treatment substantially equal to that which Secured Party accords its own property, it being understood that Secured Party shall not have any responsibility for:  (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not Secured Party has or is deemed to have knowledge of such matters; or (b) taking any necessary steps to preserve rights against any Person with respect to any Collateral.  Secured Party shall not be deemed to have waived any of its rights in any Collateral unless the waiver be in writing and no delay or omission by Secured Party in exercising any right shall operate as a waiver of that right or of any other right. Secured Party shall have, in addition to all other rights and remedies, the rights and remedies of a secured party under the UCC.

(c)                                  Such Grantor agrees, from time to time at its expense (provided, that unless an Event of Default has occurred and is continuing, such Grantor shall not be obligated to pay for or reimburse Secured Party for the fees of legal counsel to Secured Party (but, for the avoidance of doubt, such Grantor shall be obligated to pay for or reimburse Secured Party for all reasonable out-of-pocket expenses incurred by Secured Party or its legal counsel) in connection with this clause (c)), to execute, deliver, file, and record all such notices, affidavits, assignments, financing statements, and other instruments, and take all further action, as shall in the judgment of Secured Party be necessary or as Secured Party may reasonably request, to evidence, perfect and protect the Lien of Secured Party in the Collateral, and Secured Party shall also have the right, upon the occurrence and during the continuance of an Event of Default, to notify any person or persons owing any receivable and to demand and receive payment of it directly to Secured Party, but Secured Party shall have no duty so to do.

(d)                                 Such Grantor shall not change its type of organization, jurisdiction of organization or other legal structure.  Without providing at least ten (10) days prior written notice to Secured Party, such Grantor shall not change its name.  Without providing at least ten (10) days prior written notice to Secured Party, no Grantor shall change its organizational identification number if it has one.  If such Grantor does not have an organizational identification number and later obtains one, such Grantor shall forthwith notify Secured Party of such organizational identification number.

(e)                                  If such Grantor shall at any time hold or acquire any tangible chattel paper constituting Collateral with an aggregate face value in excess of $25,000, Grantor shall, forthwith (i) after the occurrence of a Default or Event of Default and (ii) promptly (and in any event within 2 Business Days) upon Secured Party’s request before the occurrence of a Default or Event of Default if Secured Party reasonably deems itself insecure, endorse, assign and deliver the same to Secured Party, accompanied by such instruments of transfer or assignment duly executed in blank as Secured Party may from time to time reasonably specify.

(f)                                    (i) Within thirty (30) days after request by Secured Party, at the expense of such Grantor, use commercially reasonable efforts to cause any financial institution at which any Grantor maintains any deposit or similar account or accounts at any time not swept daily into the AWI Concentration Account and with a cash balance at any time in excess of $25,000 individually or in the aggregate (all such accounts existing as of the Closing Date being listed on Schedule 5(f)) (except for any such accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of such Loan Party’s salaried employees and accounts used to cash collateralize or otherwise secure wagering obligations to the extent required by Gaming Laws) to deliver to Secured Party a written agreement in form and substance reasonably satisfactory to Secured Party pursuant to which such financial institution agrees to comply with the instructions originated by Secured Party directing the disposition of funds in any such account without the further consent of such Grantor; provided however that Secured Party shall not originate any such instructions unless an Event of Default has occurred and is continuing.

(ii) Notify Secured Party within ten (10) days of opening any deposit or similar account.

(g)                                 For each securities account with an average daily balance in excess of $25,000 that such Grantor at any time opens or maintains, such Grantor shall, within thirty (30) days after request by Secured Party, at the expense of such Grantor, use commercially reasonable efforts to, cause the securities intermediary with respect to such securities account either (i) to identify in its records Secured Party as the entitlement holder of such security entitlement against such securities intermediary or (ii) to agree in an authenticated record with such Grantor and Secured Party that such securities intermediary will comply with entitlement orders (that is, notifications communicated to such securities intermediary directing transfer or redemption of the financial asset to which such Grantor has a security entitlement) originated by Secured Party without further consent of such Grantor, such authenticated record to be in form and substance reasonably satisfactory to Secured Party; provided however that Secured Party shall not originate any such instructions unless an Event of Default has occurred and is continuing.

(h)                                 Such Grantor shall not, without Secured Party’s prior written consent, grant any extension of the time of payment of any of the Collateral consisting of accounts, chattel paper, instruments or payment intangibles, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any obligor liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, credits, discounts, compromises or settlements granted or made in the ordinary course of business and consistent with its good faith business judgment.

(i)                                     So long as any Loan or any other Obligation (other than contingent indemnification obligations for which no claim has been made) of any Loan Party under any Loan Document shall remain unpaid, any letter of credit issued pursuant thereto shall be outstanding (and not cash collateralized in an amount equal to 105% of the obligations thereunder then outstanding), or Secured Party shall have any commitment to make any Loans under any Loan Document:

(i)                                     Subject to Section 5(i)(iv), each Grantor will maintain all (1) electronic chattel paper so that Secured Party has control of the electronic chattel paper in the manner specified in Section 9-105 of the UCC and (2) all transferable records, so that Secured Party has control of the transferable records in the manner specified in Section 16 of the Uniform Electronic Transactions Act, as in effect in the jurisdiction governing such transferable record (“UETA” );

(ii)                                  Subject to Section 5(i)(iv), each Grantor will maintain all Letter-of-Credit Rights so that Secured Party has control of the Letter-of-Credit Rights in the manner specified in Section 9-107 of the UCC; and.

(iii)                               Each Grantor will, within forty-five (45) days after the end of each fiscal quarter of such Grantor, give notice to Secured Party of any commercial tort claim that such Grantor has elected to prosecute and will promptly thereafter execute or otherwise authenticate a supplement to Schedule 4 of this Security Agreement, and otherwise take all commercially reasonable action, to subject such commercial tort claim to the first priority security interest created under this Security Agreement.

(iv)                              Notwithstanding anything to the contrary herein, no Grantor shall have any obligation to comply with the requirements of subclause (i) or (ii) above unless the aggregate principal amount of all electronic chattel paper and the aggregate face amount of all Letter-of-Credit Rights in which the Grantors have any right, title or interest is in the aggregate in excess of $25,000.

(j)                                     With respect to each registration (or application for registration) included in the Intellectual Property Collateral, each Grantor agrees to take, at its expense, all necessary steps, including, without limitation, in the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other governmental authority, to (i) maintain the validity and enforceability of such Intellectual Property Collateral and maintain such Intellectual Property Collateral in full force and effect, and (ii) pursue the registration and maintenance of each patent, trademark, or copyright registration or application, now or hereafter included in such Intellectual Property Collateral of such Grantor, including, without limitation, the payment of required fees and taxes, the filing of responses to office actions issued by the U.S. Patent and Trademark Office, the U.S. Copyright Office or other governmental authorities, the filing of applications for renewal or extension, the filing of affidavits under Sections 8 and 15 of the U.S. Trademark Act, the filing of divisional, continuation, continuation-in-part, reissue and renewal applications or extensions, the payment of maintenance fees and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings, unless in any such case the failure to so maintain or pursue the registration and maintenance of any such Intellectual Property Collateral could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Grantor shall, without the written consent of Secured Party, discontinue use of or otherwise abandon any Intellectual Property Collateral, or abandon any right to file an application for patent, trademark, or copyright, unless in any such case such Grantor shall have previously determined that such use or the pursuit or maintenance of such Intellectual Property Collateral is no longer desirable in the conduct of such Grantor’s business and that the loss thereof would not be reasonably likely to have a Material Adverse Effect.

(k)                                  Each Grantor agrees, within forty-five (45) days after the end of each fiscal quarter, to notify Secured Party if such Grantor becomes aware during such fiscal quarter (i) that any item of the Intellectual Property Collateral may have become abandoned, placed in the public domain, invalid or unenforceable, or of any adverse determination or development regarding such Grantor’s ownership of any of the Intellectual Property Collateral or its right to register the same or to keep and maintain and enforce the same, or (ii) of any adverse determination or the institution of any proceeding (including, without limitation, the institution of any proceeding in the U.S. Patent and Trademark Office or any court) regarding any item of the Intellectual Property Collateral and, in each case, such occurrence could reasonably be expected to result in a Material Adverse Effect.

(l)                                     In the event that any Grantor becomes aware that any material item of the Intellectual Property Collateral is being infringed or misappropriated by a third party, such Grantor shall, within forty-five (45) days after the end of the fiscal quarter in which such Grantor becomes so aware, notify Secured Party and shall take such commercially reasonable actions, at its expense, as such Grantor reasonably determines to be appropriate under the circumstances to protect or enforce such Intellectual Property Collateral, including, without limitation (where appropriate), suing for infringement or misappropriation and for an injunction against such infringement or misappropriation.

(m)                               With respect to its registered Intellectual Property Collateral and applications therefor as of the date hereof, each Grantor agrees to execute or otherwise authenticate an agreement in form and substance reasonably satisfactory to Secured Party (an “Intellectual Property Security Agreement”), for recording the security interest granted hereunder to Secured Party in such Intellectual Property Collateral with the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other governmental authorities in the United States necessary to perfect the security interest hereunder in such Intellectual Property Collateral.

(n)                                 Each Grantor agrees that should it obtain an ownership interest in any item of the type set forth in Section 1(v) that is not on the date hereof a part of the Intellectual Property Collateral (“After-Acquired Intellectual Property”) (i) the provisions of this Security Agreement shall automatically apply thereto, and (ii) any such After-Acquired Intellectual Property and, in the case of trademarks, the goodwill symbolized thereby, shall automatically become part of the Intellectual Property Collateral subject to the terms and conditions of this Security Agreement with respect thereto. Within forty-five (45) days after the end of each fiscal quarter of any Grantor, such Grantor shall give written notice to Secured Party identifying the After-Acquired Intellectual Property acquired since the delivery of the last such report, and such Grantor shall contemporaneously therewith execute and deliver to Secured Party with such written notice, or otherwise authenticate, an agreement in form and substance reasonably satisfactory to Secured Party (an “IP Security Agreement Supplement”) covering such After-Acquired Intellectual Property which IP Security Agreement Supplement shall be recorded with the U.S. Patent and Trademark Office, U.S. Copyright Office and any other governmental authorities necessary to perfect the security interest hereunder in such After-Acquired Intellectual Property.

6.                                       Confidentiality of CBS Related Contracts.  Computerized Bookmaking Systems, Inc. (“CBS”) provides confidentiality to certain of its account debtors to protect the physical contracts as well as the information contained therein (the “Confidential Contracts”).  Secured Party acknowledges and agrees that pursuant to the terms of this Security Agreement the security interest in the Confidential Contracts does not extend to the examination or possession of such Confidential Contracts unless an Event of Default occurs.

7.                                       Expenses.  Each Grantor agrees to pay to Secured Party on demand all expenses, including reasonable attorney’s fees, incurred by Secured Party in protecting or enforcing its rights in the Collateral, on the same basis the Borrower has agreed to pay such costs and expenses as set forth in Section 10(c) of the Bridge Loan Agreement.

8.                                       Secured Party’s Obligations and Duties. Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each contract or agreement comprised in the Collateral to be observed or performed by such Grantor thereunder.  Secured Party shall not have any obligation or liability under any such contract or agreement by reason of or arising out of this Security Agreement or the receipt by Secured Party of any payment relating to any of the Collateral, nor shall Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by Secured Party in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to Secured Party or to which Secured Party may be entitled at any time or times.  Secured Party’s sole duty with respect to the custody, safe keeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with such Collateral in the same manner as Secured Party deals with similar property for its own account.

9.                                       Continuing Obligation.  The liability of each Grantor and the Lien created under this Security Agreement shall be absolute and unconditional irrespective of:  (i) any change in the manner, place or terms of payment or performance, and/or any change or extension of the time of payment or performance of, renewal or alteration of, any Obligation, any security therefor, or any liability incurred directly or indirectly in respect thereof, or any other amendment or waiver of or any consent to departure from the Bridge Loan Agreement or any other Loan Document, including any increase in the Obligations resulting from the extension of additional credit to Company or otherwise; (ii) any sale, exchange, release, surrender, realization upon any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, all or any of the Obligations, and/or any offset there against, or failure to perfect, or continue the perfection of, any Lien in any such property, or delay in the perfection of any such Lien, or any amendment or waiver of or consent to departure from any other guaranty for all or any of the Obligations; (iii) any exercise or failure to exercise any rights against Company or others (including such Grantor); (iv) any settlement or compromise of any Obligation, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and any subordination of the payment of all or any part thereof to the payment of any Obligation (whether due or not) of Company to creditors of Company other than such Grantor; (v) any manner of application of Collateral, or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any Collateral for all or any of the Obligations or any other assets of Company; (vi) any change, restructuring or termination of the existence of Company; or (vii) any other agreements or circumstance of any nature whatsoever which might otherwise constitute a defense (other than a defense of payment) available to, or a discharge of, this Security Agreement and/or obligations of such Grantor hereunder, or a defense (other than a defense of payment) to, or discharge of, Company or any other person or party relating to this Security Agreement or the obligations of such Grantor hereunder or otherwise with respect to the Loans to Company.

10.                                 Appointment and Powers of Secured Party.

(a)                                  Subject to applicable Gaming Laws, each Grantor hereby irrevocably constitutes and appoints Secured Party and any member, director, officer or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of such Grantor or in Secured Party’s own name, for the purpose of carrying out the terms of this Security Agreement, to take, upon the occurrence and during the continuance of an Event of Default, any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Security Agreement and, without limiting the generality of the foregoing, hereby gives said attorneys the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do the following:

(i)                                     upon the occurrence and during the continuance of an Event of Default, generally to sell, transfer, pledge, license, lease, otherwise dispose of, make any agreement with respect to or otherwise deal with any of the Collateral in such manner as is consistent with the UCC and as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do at such Grantor’s expense, at any time, or from time to time, all acts and things which Secured Party deems necessary to protect, preserve or realize upon the Collateral and the Lien therein, in order to effect the intent of this Security Agreement, all as fully and effectively as such Grantor might do, including, without limitation:  (i) making, settling and adjusting claims in respect of Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto; and (ii) executing, delivering and recording, in connection with any sale or other disposition of any Collateral, of the endorsements, assignments or other instruments of conveyance or transfer with respect to such Collateral; and

(ii)                                  to the extent that such Grantor’s authorization given in subclause (i) above is not sufficient, to file such financing statements with respect hereto, with or without such Grantor’s signature, or a photocopy of this Security Agreement in substitution for a financing statement, as Secured Party may deem appropriate and to execute in such Grantor’s name such financing statements and amendments thereto and continuation statements which may require such Grantor’s signature.

(b)                                 To the extent permitted by law, such Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue of this Section.  This power of attorney is a power coupled with an interest and is irrevocable until this Security Agreement is terminated or the security interests created hereby are released.

(c)                                  The powers conferred on Secured Party, its members, directors, officers and agents (“Related Parties”) pursuant to this Section are solely to protect Secured Party’s interests in the Collateral and shall not impose any duty upon any of them to exercise any such powers.  Secured Party shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to such Grantor for any act or failure to act, except for Secured Party’s or any Related Party’s own gross negligence, willful misconduct or breach in bad faith of its obligations hereunder.

11.                                 Rights and Remedies of Secured Party.  Upon the occurrence and during the continuance of an Event of Default, and subject to applicable Gaming Laws, Secured Party may exercise any one or more of the following rights and remedies:

(a)                                  Without demand, notice or legal process of any kind, declare this Security Agreement to be in default;

(b)                                 Have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, all of the rights and remedies provided to a secured party with respect to the Collateral under the UCC, including, without limitation, the right to take possession of the Collateral, and for that purpose Secured Party may, so far as any Grantor can give authority therefor, enter upon any premises on which the Collateral may be situated and remove the same therefrom.  Secured Party may in its discretion require any each Grantor to assemble all or any part of the Collateral at such location or locations within the jurisdiction(s) of such Grantor’s principal office(s) or at such other locations as Secured Party may reasonably designate.  Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Secured Party shall give to Grantors at least 10 days’ prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made.  Each Grantor hereby acknowledges that 10 days prior written notice of such sale or sales shall be reasonable notice.  In addition, each Grantor waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of Secured Party’s rights hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights with respect thereto.

(c)                                  Pursue any other rights or remedies available to Secured Party at law or in equity including recovery of all costs of collection incurred by Secured Party due to the Event of Default, including, without limitation, reasonable attorneys’ fees and expenses; and

(d)                                 At the request of Secured Party, notify account debtors and other persons obligated on any of the Collateral of the Lien of Secured Party in any account, chattel paper, general intangible, instrument or other Collateral and that payment thereof is to be made directly to Secured Party or to any other financial institution designated by Secured Party as Secured Party’s agent therefor, and Secured Party may itself, without notice to or demand upon any Grantor, so notify account debtors and other persons obligated on Collateral.  After the making of such a request or the giving of any such notification, each Grantor shall hold any proceeds of collection of accounts, chattel paper, general intangibles, instruments and other Collateral received by such Grantor as trustee for Secured Party without commingling the same with other funds of such Grantor and shall turn the same over to Secured Party in the identical form received, together with any necessary endorsements or assignments.  Secured Party may apply the proceeds of collection of accounts, chattel paper, general intangibles, instruments and other Collateral received by Secured Party to the Obligations or hold such proceeds as additional Collateral, at the option of Secured Party.

12.                                 Standards for Exercising Remedies.  To the extent that applicable law imposes duties on Secured Party to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is not commercially unreasonable for Secured Party (a) to fail to incur expenses reasonably deemed significant by Secured Party to prepare Collateral for disposition or to postpone any such disposition pending any such preparation; (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of; (c) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to remove any Lien on or any adverse claims against Collateral; (d) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists; (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature; (f) to contact other persons, whether or not in the same business as such Grantor, for expressions of interest in acquiring all or any portion of the Collateral; (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature; (h) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets; (i) to disclaim disposition warranties; (j) to purchase insurance or credit enhancements to insure Secured Party against risks of loss, collection or disposition of Collateral or to provide to Secured Party a guaranteed return from the collection or disposition of Collateral; or (k) to the extent deemed appropriate by Secured Party, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Secured Party in the collection or disposition of any of the Collateral.  Each Grantor acknowledges that the purpose of this Section is to provide non-exhaustive indications of what actions or omissions by Secured Party would not be commercially unreasonable in Secured Party’s exercise of remedies against the Collateral and that other actions or omissions by Secured Party shall not be deemed commercially unreasonable solely on account of not being indicated in this Section.  Without limiting the foregoing, nothing contained in this Section shall be construed to grant any rights to any Grantor or to impose any duties on Secured Party that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section.

13.                                 Waiver.  Each Grantor, except as otherwise specifically set forth herein or in the other Loan Documents, for itself and for its successors, transferees, and assigns, hereby irrevocably waives diligence, presentment, and demand for payment, protest, notice, notice of protest and nonpayment, dishonor and notice of dishonor and all other demands or notices of any and every kind whatsoever in connection with this Security Agreement, the other Loan Documents, and the Collateral and the benefit of all statutes, ordinances, judicial rulings, and other legal principles of any kind, now or hereafter enacted or in force, affording any right of redemption or cure or any right to a stay of execution or extension of time for payment or exempting any property of such person from levy and sale upon execution of any judgment obtained by Secured Party or any successor or assignee of Secured Party in respect of this Security Agreement, the other Loan Documents, or the Collateral. Each Grantor hereby agrees that this Security Agreement, the other Loan Documents, and the Collateral, and any or all payments coming due hereunder may be extended from time to time in accordance with Section 23 of the Bridge Loan Agreement without in any way affecting or diminishing such Grantor’s liabilities hereunder.

14.                                 Survival of Agreement.  All covenants, agreements, representations and warranties made by Grantor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Security Agreement shall be considered to have been relied upon by

Secured Party and shall survive the execution and delivery of this Security Agreement, the Bridge Loan Agreement and the advance of all extensions of credit contemplated thereby, regardless of any investigation made by Secured Party, and shall continue in full force and effect until this Security Agreement shall terminate (or thereafter to the extent expressly provided herein).

15.                                 Notices.   All notices and other communications provided for hereunder shall be in writing and shall be sent in accordance with Section 19 of the Bridge Loan Agreement.

16.                                 General Provisions.

(a)                                  This Security Agreement and the transactions contemplated hereby, and all disputes between the parties under or relating to this Security Agreement or the facts and circumstances leading to its execution, whether in contract, tort or otherwise, shall be construed in accordance with and governed by the laws (including statutes of limitation) of the State of New York, without regard to conflicts of law principles that would require the application of the laws of another jurisdiction and this Security Agreement shall be binding upon each Grantor and the heirs, executors, administrators, successors, and assigns of such Grantor except that such Grantor shall have no right to delegate, assign or transfer its rights or obligations hereunder or any interest herein (and any such assignment or transfer shall be void).

(b)                                 This Security Agreement may be executed in two or more separate counterparts, each of which shall constitute an original and all of which shall collectively and separately constitute one and the same agreement. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Security Agreement shall be effective as delivery of an original executed counterpart thereof.

(c)                                  The headings of each section of this Security Agreement are for convenience only and shall not define or limit the provisions thereof.

(d)                                 The parties hereto have participated jointly in the negotiation and drafting of this Security Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Security Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Security Agreement.

(e)                                  In the event any one or more of the provisions contained in this Security Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).

(f)                                    No failure or delay of Secured Party in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of Secured Party hereunder and of Secured Party under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that it would otherwise have.  No amendment of this Security Agreement, and no waiver of any provisions of this Security Agreement or consent to any departure by any Grantor therefrom, shall in any event be effective except pursuant to a writing entered into by Secured Party and each Grantor in accordance with subsection (h) below, and then any such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice to or demand on any Grantor in any case shall entitle such Grantor to any other or further notice or demand in similar or other circumstances.

(g)                                 Neither this Security Agreement not any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Secured Party and the Grantors in accordance with Section 23 of the Bridge Loan Agreement.

(h)                                 Upon (i) the indefeasible payment in full in cash of the Obligations (other than contingent indemnification obligations for which no claim has been made) and (ii) the termination in full of the Commitments, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the applicable Grantor; provided that all indemnities set forth herein shall survive any such termination. Upon any such termination as contemplated in this Section 16(h), the Secured Party will, at the applicable Grantor’s expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

(i)                                     This Security Agreement and the exercise of rights, powers and remedies hereunder are subject to applicable Gaming Laws.  To the extent any approval of the Nevada Gaming Authority is required for the exercise of any right or remedy, such right or remedy shall be subject thereto.

[signature page follows]

IN WITNESS WHEREOF, intending to be legally bound, each of the undersigned Grantors has caused this Security Agreement to be duly executed as of the date first above written.

GRANTORS:

American Wagering, Inc.		Computerized Bookmaking Systems, Inc.

By:	/s/ Victor Salerno	By:	/s/ Victor Salerno
Name:	Victor Salerno	Name:	Victor Salerno
Its:	President	Its:	President

Leroy’s Horse & Sports Place, Inc.		AWI Manufacturing, Inc.

By:	/s/ Victor Salerno	By:	/s/ Victor Salerno
Name:	Victor Salerno	Name:	Victor Salerno
Its:	President	Its:	President

ExactGeo Media, LLC		Sports Mobile Fantasy, LLC

By:	/s/ Thomas Willer	By:	/s/ John Salerno
Name:	Thomas Willer	Name:	John Salerno
Its:	Manager	Its:	Manager

Accepted and Agreed:

William Hill Holdings Limited,

as Secured Party

By:	/s/ Neil Cooper
Name:	Neil Cooper
Its:	Director